CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[REDACTED*]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.
Exhibit 10.60

CREDIT AGREEMENT
dated as of December 28, 2007
among
AXIS, LLC,
as the Borrower
THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
and
LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent

LASALLE BANK NATIONAL ASSOCIATION,
as Arranger

-i-

-ii-

-iii-

-iv-

ANNEXES

ANNEX A	Lenders and Pro Rata Shares
ANNEX B	Addresses for Notices
SCHEDULES

SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Capitalization of Loan Parties
SCHEDULE 9.17	Real Property
SCHEDULE 9.21	Labor Matters
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.7	Transactions with Affiliates
SCHEDULE 11.11	Investments
EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C	Form of Borrowing Base Certificate (Section 1.1)
EXHIBIT D	Form of Assignment Agreement (Section 15.6.1)
EXHIBIT E	Form of Notice of Borrowing (Section 2.2.2)
EXHIBIT F	Form of Notice of Conversion/Continuation (Section 2.2.3)
EXHIBIT G	Construction Rider (Section 1.1)
EXHIBIT H	Form of Pledge Agreement (Section 1.1)

-v-

CREDIT AGREEMENT
THIS CREDIT AGREEMENT dated as of December 28, 2007 is entered into among AXIS, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”), LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, “LaSalle”), as Administrative Agent for the Lenders.
The Lenders have agreed to make available to the Borrower a term loan and a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein.
In consideration of the mutual agreements herein contained, the parties hereto agree as follows:
SECTION 1. DEFINITIONS.
The definitions set forth in the Construction Rider are incorporated herein by reference.
1.1. Definitions.
When used herein the following terms shall have the following meanings:
Acceleration Event means the occurrence of any of the following: (i) an Event of Default under Section 13.1.4; (ii) an Event of Default under Section 13.1.1 and the termination of the Commitments pursuant to Section 13.2; or (iii) any other Event of Default under Section 13.1 and the election by the Administrative Agent to declare the Obligations to be due and payable or to terminate the Commitments pursuant to Section 13.2.
Account Debtor is defined in the UCC.
Account or Accounts is defined in the UCC.
Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).
Administrative Agent means LaSalle in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.
Affected Loan — see Section 8.3.

Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.
Agent Fee Letter means the Fee letter dated as of the date hereof between the Borrower and the Administrative Agent.
Agreement — means this Credit Agreement, together with all Annexes, Schedules and Exhibits (including without limitation the Construction Rider) attached hereto, as any and all of the same may be amended, restated or otherwise modified from time to time in accordance with the terms hereof.
Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (ii) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, and (iii) the L/C Fee shall be the percentage set forth under the column “L/C Fee Rate”:

	Fixed Charge	LIBOR	Base Rate	L/C Fee
Level	Coverage Ratio	Margin	Margin	Rate
I	Greater than 1.75:1	1.75%	0.50%	1.75%
II	Greater than 1.50:1 but less than or equal to 1.75:1	2.00%	0.75%	2.00%
III	Less than or equal to 1.50:1	2.25%	1.00%	2.25%
The LIBOR Margin, the Base Rate Margin and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after the Borrower provides or is required to provide the annual and quarterly financial statements and other information pursuant to Sections 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3. Notwithstanding anything contained in this paragraph to the contrary, (a) if the Borrower fails to deliver the financial statements and Compliance Certificate in accordance with the provisions of Sections 10.1.1, 10.1.2 and 10.1.3, the LIBOR Margin, the Base Rate Margin and the L/C Fee Rate shall be based upon Level III above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; (b) no reduction to any Applicable Margin shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing; and (c) the initial Applicable Margin on the Closing Date shall be based on Level III until the earlier of the date on which the financial statements and Compliance Certificate are required to be delivered, or are actually delivered, for the Fiscal Quarter ending December 31, 2009.

Notwithstanding the foregoing, in the event that any financial statement or related Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if such higher Applicable Margin were applicable for such Applicable Period, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 7.2. This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 4.1 and 13.2.
Asset Disposition means the sale, lease, assignment or other transfer for value (each, a “Disposition”) by any Loan Party to any Person (other than a Loan Party) of any asset or right of such Loan Party (including, the actual loss, destruction or damage of any thereof or any actual condemnation, confiscation, requisition, seizure or taking thereof) other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within ninety (90) days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business and (c) other Dispositions in any Fiscal Year the Net Proceeds of which do not in the aggregate exceed $250,000.
Assignee — see Section 15.6.1(a).
Assignment Agreement — see Section 15.6.1(a).
Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.
Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products.
Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Administrative Agent or any Lender as a result of the Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

Bank Products means any service or facility extended to any Loan Party by any Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.
Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.
Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.
Base Rate Margin — see the definition of Applicable Margin.
Borrower — see the Preamble.
Borrowing Base means an amount equal to the total of (a) 85% of the unpaid amount (net of such reserves and allowances, in each case following the Construction Period, as the Administrative Agent deems necessary in its reasonable discretion) of all Eligible Accounts plus (b) 65% of the value of all Eligible Inventory valued at the lower of cost or market (net of such reserves and allowances, in each case following the Construction Period, as the Administrative Agent deems necessary in its reasonable discretion); provided, that during the Construction Period, but only after Borrower has satisfied each of the conditions set forth in Section 4 of the Construction Rider, the Borrowing Base shall not be less than $3,000,000. Absent (i) circumstances that the Administrative Agent deems exigent in its sole discretion or (ii) circumstances relating directly to Accounts and/or Inventory, the Administrative Agent shall give the Borrower not less than 3 Business Days’ prior notice before instituting any such new reserve.
Borrowing Base Certificate means a certificate substantially in the form of Exhibit C.
BSA — see Section 10.4.
Business Day means any day on which LaSalle is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.
Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.
Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.
Cash Collateralize means to deliver cash collateral to the Administrative Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Administrative Agent. Derivatives of such term have corresponding meanings.
Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Administrative Agent.
Change of Control means the occurrence of any of the following events: (a) Guarantors shall cease to own and control, directly or indirectly, at least 60% of the outstanding Capital Securities of the Borrower; or (b) the Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary; or (c) from and following the effective date of the Pledge Agreement, Pledgor shall cease to own and control 100% of all of the outstanding Capital Securities of the Borrower.

Closing Date — see Section 12.1.
Code means the Internal Revenue Code of 1986.
Collateral as defined in the Security Agreement.
Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Administrative Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.
Collateral Documents means, collectively, the Security Agreement, each Mortgage, the Pledge Agreement, each Collateral Access Agreement, each control agreement and any other agreement or instrument pursuant to which the Borrower, any Subsidiary, any Guarantor, any Pledgor or any other Person grants or purports to grant collateral to the Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.
Commitment means, as to any Lender, such Lender’s commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender’s commitments to make Loans is set forth on Annex A.
Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.
Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.
Consolidated Net Income means, with respect to the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, excluding any gains (or losses) from Asset Dispositions, any extraordinary gains (or losses) and any gains (or losses) from discontinued operations.
Construction Period means the period beginning on the Closing Date and ending on the Completion Date.
Construction Rider means the rider attached hereto as Exhibit G.

Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.
Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
Debt of any Person means, without duplication, (a) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Contingent Liabilities of such Person, (h) all Debt of any partnership of which such Person is a general partner and (i) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

Designated Proceeds — see Section 6.2.2(a).
Dollar and the sign “$” mean lawful money of the United States of America.
EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period.
Eligible Account means an Account owing to the Borrower or any Subsidiary which meets each of the following requirements:
(a) it arises from the sale or lease of goods or the rendering of services which have been fully performed by the Borrower or applicable Subsidiary; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor’s specifications (if any) and have been delivered or shipped to such Account Debtor and (ii) the Borrower or applicable Subsidiary has possession of, or if requested by the Administrative Agent has delivered to the Administrative Agent, invoices, shipping documents or delivery receipts evidencing such shipment or delivery;
(b) it (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien (other than Permitted Liens);
(c) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit, allowance, discount, rebate or adjustment (excluding any such credit, allowance, discount, rebate or adjustment in respect of any customary fast payment terms in accordance with such Loan Party’s historical practice or customary, industry practice) by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;
(d) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;
(e) the Account Debtor is not a Foreign Account Debtor, unless (i) the sale of goods or services giving rise to such Account is on letter of credit, banker’s acceptance or other credit support terms reasonably satisfactory to the Administrative Agent or (ii) the aggregate dollar amount of Eligible Accounts owing by Foreign Account Debtors does not exceed twenty percent (20%) of the dollar amount of all Eligible Accounts;

(f) it is not an Account arising from a “sale on approval,” “sale or return,” “consignment” or “bill and hold” or subject to any other repurchase or return agreement;
(g) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower or applicable Subsidiary (or by any agent or custodian of the Borrower or applicable Subsidiary) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;
(h) it arises in the ordinary course of business of the Borrower;
(i) if the Account Debtor is the United States or any department, agency or instrumentality thereof, the Borrower or applicable Subsidiary has assigned its right to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Administrative Agent) of such assignment has been delivered to the Administrative Agent;
(j) if the Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;
(k) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Administrative Agent or, in the case of electronic chattel paper, shall be in the control of the Administrative Agent, in each case in a manner satisfactory to the Administrative Agent;
(l) such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) 60 days past the due date thereof or (ii) 90 days past the original invoice date thereof, in each case according to the original terms of sale;
(m) it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or the Borrower is exempt from filing such report and has provided the Administrative Agent with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the Borrower for a nominal fee;

(n) the Account Debtor with respect thereto is not an Affiliate of the Borrower, except to the extent the terms of such Account comply with the provisions of Section 11.7;
(o) it is not owed by an Account Debtor with respect to which 50% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (l) of this definition;
(p) if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds 50% of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible;
(q) it is otherwise not unacceptable to the Administrative Agent in its reasonable discretion for any other reason.
An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Administrative Agent or the Required Lenders at any time hereafter determine in its or their reasonable discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Borrower.
Eligible Inventory means Inventory of the Borrower or any Subsidiary which meets each of the following requirements:
(a) it (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien (other than Permitted Liens);
(b) it is salable and not slow-moving, obsolete or discontinued;
(c) it is in the possession and control of the Borrower or applicable Subsidiary and it is stored and held in facilities owned by the Borrower or applicable Subsidiary or, if such facilities are not so owned and if the Administrative Agent requests, the Administrative Agent is in possession of a Collateral Access Agreement with respect thereto;
(d) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;
(e) it is not subject to any agreement or license which would restrict the Administrative Agent’s ability to sell or otherwise dispose of such Inventory;
(f) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

(g) it is not “in transit” to the Borrower or applicable Subsidiary or held by the Borrower or applicable Subsidiary on consignment;
(h) it is not “work-in-progress” Inventory;
(i) it is not supply items or packaging;
(j) it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;
(k) it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and
(l) the Administrative Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.
Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.
Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.
Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.
Equity Distributions — see Section 11.4.
ERISA means the Employee Retirement Income Security Act of 1974.
Event of Default means any of the events described in Section 13.1.
Excess Cash Flow means, for any period, the remainder of (a) the sum of (i) EBITDA for such period, plus (ii) the Net Cash Proceeds from the issuance of equity securities during such period other than proceeds from the issuance of equity securities used by Borrower to make Capital Expenditures during such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of the Term Loan made during such period, plus (ii) voluntary prepayments of the Term Loan pursuant to Section 6.2.1 during such period, plus (iii) cash payments made in such period with respect to Capital Expenditures, plus (iv) all income taxes paid in cash by the Loan Parties during such period, plus (v) cash Interest Expense of the Loan Parties during such period, plus (vi) Tax Distributions made by Borrower during such period, plus (vii) Equity Distributions made by Borrower during such period.

Excluded Taxes means taxes based upon, or measured by, the Lender’s or Administrative Agent’s (or a branch of the Lender’s or Administrative Agent’s) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, (b) in a jurisdiction which the Lender’s or Administrative Agent’s principal office is located, or (c) in a jurisdiction in which such Lender’s or Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located.
Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. The Administrative Agent’s determination of such rate shall be binding and conclusive absent manifest error.
Fiscal Quarter means a fiscal quarter of a Fiscal Year.
Fiscal Year means the fiscal year of the Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2003”) refer to the Fiscal Year ending on December 31 of such calendar year.
Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of income taxes paid in cash by the Loan Parties, all Tax Distributions paid in cash by Borrower, any and all distributions made to the holders of Borrower’s Capital Securities paid in cash (other than Tax Distributions) and all unfinanced Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including the Term Loan but excluding the Revolving Loans).
Foreign Account Debtor means any Account Debtor that is not a resident or citizen of, and located within, the United States.
FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).
GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.
Group — see Section 2.2.1.
Guarantees means those Guarantees dated as of the Closing Date delivered by the Guarantors to Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.
Guarantors means each of American Railcar, Inc., a Delaware corporation, and Amsted Industries, Incorporated, a Delaware corporation, until such time as the Guarantees are terminated in accordance with their terms.
Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.
Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.
Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.
Indemnified Liabilities — see Section 15.17.
Interest Expense means for any period the consolidated interest expense of the Borrower and its Subsidiaries for such period (including all imputed interest on Capital Leases).

Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three or six months thereafter as selected by the Borrower pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:
(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
(b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c) the Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date; and
(d) the Borrower may not select any Interest Period for any portion of the Term Loan if, after giving effect to such selection, the aggregate principal amount of all portions of the Term Loan having Interest Periods ending after any date on which an installment of the Term Loan is scheduled to be repaid would exceed the aggregate principal amount of the Term Loan scheduled to be outstanding after giving effect to such repayment.
Inventory is defined in the Security Agreement.
Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.
Issuing Lender means LaSalle, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of LaSalle that may from time to time issue Letters of Credit, and their successors and assigns in such capacity.
LaSalle — see the Preamble.
L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.
L/C Fee Rate — see the definition of Applicable Margin.

Lender — see the Preamble. References to the “Lenders” shall include the Issuing Lender; for purposes of clarification only, to the extent that LaSalle (or any successor Issuing Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of a Lender providing a Bank Product.
Lender Party — see Section 15.17.
Letter of Credit — see Section 2.1.3.
LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.
LIBOR Margin — see the definition of Applicable Margin.
LIBOR Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.
LIBOR Rate means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Administrative Agent in its sole and absolute discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. The Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error.
Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Loan Documents means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the Collateral Documents, the Guarantees, the Subordination Agreements (if any) and all documents, instruments and agreements delivered in connection with the foregoing.
Loan Party means the Borrower and each Subsidiary.
Loan or Loans means, as the context may require, Revolving Loans, the Term Loan and/or Swing Line Loans.
Mandatory Prepayment Event — see Section 6.2.2(a).
Margin Stock means any “margin stock” as defined in Regulation U.
Master Letter of Credit Agreement means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by the Issuing Lender at such time.
Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.
Material Debt Agreements means the principal credit facilities of the Guarantors, comprised of (i) Second Amended and Restated Credit Agreement, dated as of April 6, 2006 among Amsted Industries Incorporated, Citicorp North America, as agent, and the lenders from time to time party thereto, as amended; (ii) Indenture, dated as of February 28, 2007, among American Railcar Industries Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee, as amended; and (iii) Amended and Restated Loan and Security Agreement, dated as of January 24, 2006, among American Railcar Industries, Inc., North Fork Business Capital Corporation, as agent, and the lenders from time to time party thereto, as amended.
Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property of any Loan Party.
Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any other member of the Controlled Group may have any liability.

Net Cash Proceeds means:
(a) with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);
(b) with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters’ commissions, legal and accounting fees); and
(c) with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’, placement, legal and accounting fees).
Net Tax Benefit means (i) the total amount of reduction in the income tax liability of the members of the Borrower realized as a result of any loss generated by the Borrower and its Subsidiaries’ business during any prior tax year, assuming in such calculation that the full amount of such loss has been used to reduce such members’ gross income in the same tax year that such loss was generated by the Borrower and its Subsidiaries’ business, plus (ii) the amount by which (a) the aggregate amount of Tax Distributions made, based on good faith estimates, to such members in any such tax year is in excess of (b) the maximum permitted Tax Distributions for such tax year based on the Borrower’s audited financial statements delivered to Administrative Agent pursuant to Section 10.1.1; provided, that, to the extent that any loss is included in clause (i) above in calculating Net Tax Benefit then the amount to be used for such loss in clause (ii)(b) above in calculating the Net Tax Benefit shall be deemed to be zero dollars ($0).
Net Worth means, as of any date, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) calculated in conformity with GAAP; provided, that, to the extent the sum would otherwise result in a reduction to Net Worth as of any date of calculation, any increase to the Term Loan as of the result of the capitalization of any interest, fees, costs and expenses in accordance with the terms of this Agreement shall be disregarded in the calculation of Net Worth.
Non-U.S. Participant — see Section 7.6(d).

Non-Use Fee Rate — means during the Construction Period, 0.375% per annum and 0.25% per annum at all other times.
Note means a promissory note substantially in the form of Exhibit A.
Notice of Borrowing — see Section 2.2.2.
Notice of Conversion/Continuation — see Section 2.2.3.
Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to any Lender or Administrative Agent, and all Bank Product Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
OFAC — see Section 10.4.
Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.
Outside Completion Date means the date that is eighteen (18) months following the Closing Date; provided that if work on the Project is materially delayed due to the occurrence of a Force Majeure Event, such date shall be extended to the date that is twenty-four (24) months following the Closing Date.
Paid in Full means, with respect to any Obligations, (a) the payment in full in cash of all such Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Hedging Obligations that, at the time of determination, are allowed by the Person that such Hedging Obligations are owing to remain outstanding or are not required to be repaid or Cash Collateralized pursuant to the provisions of any document governing the Hedging Obligations), (b) the termination or expiration of all of the Commitments and (c) in connection with the termination or expiration of the Commitments, either (i) the cancellation and return to Administrative Agent of all Letters of Credit or (ii) the Cash Collateralization of all Letters of Credit in a manner reasonably acceptable to Administrative Agent.
Participant — see Section 15.6.2.
Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 11.2.
Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.
Pledge Agreement means a Pledge Agreement, substantially in the form of Exhibit H hereto, to be executed and delivered by Pledgor and Administrative Agent pursuant to Section 13.1.16.
Pledgor means, commencing no later than thirty (30) days following the Closing Date, a limited liability company organized under the laws of Delaware, which entity shall own and control 100% of all the outstanding capital securities of the Borrower. For purposes of clarity, the Administrative Agent and the Lenders acknowledge that, pursuant to Section 11.16 and subject to the Administrative Agent’s and Lenders’ consent rights therein, on the date the Pledge Agreement is entered into (i) the Borrower as of the date hereof may become the Pledgor and (ii) Newco (as defined in Section 11.16) may become the Borrower.
Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its prime rate (whether or not such rate is actually charged by the Administrative Agent), which is not intended to be the Administrative Agent’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.
Pro Rata Share means:
(a) with respect to a Lender’s obligation to make Revolving Loans, participate in Letters of Credit, reimburse the Issuing Lender, and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the aggregate Revolving Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Commitment, by (ii) the aggregate Revolving Commitment of all Lenders, and (y) from and after the time the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Revolving Outstandings (after settlement and repayment of all Swing Line Loans by the Lenders) by (ii) the aggregate unpaid principal amount of all Revolving Outstandings;
(b) with respect to a Lender’s obligation to make any portion of the Term Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the aggregate Term Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the aggregate Term Loan Commitment of all Lenders, and (y) from and after the time the Term Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the aggregate unpaid principal amount of the Term Loan;

(c) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Commitment plus such Lender’s Term Loan Commitment, by (ii) the aggregate amount of Revolving Commitment of all Lenders plus the Term Loan Commitment of all Lenders; provided that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender’s Revolving Outstandings (after settlement and repayment of all Swing Line Loans by the Lenders) plus the unpaid principal amount of such Lender’s portion of the Term Loan by (B) the principal amount of all outstanding Revolving Outstandings plus the unpaid principal amount of the Term Loan.
Project has the meaning as defined in the Construction Rider.
Refunded Swing Line Loan — see Section 2.2.4(c).
Regulation D means Regulation D of the FRB.
Regulation U means Regulation U of the FRB.
Replacement Lender — see Section 8.7(b).
Required Lenders means, at any time, Lenders whose Pro Rata Shares exceed 51% as determined pursuant to clause (c) of the definition of “Pro Rata Share”.
Revolving Commitment means, as to any Lender, the amount specified for such Lender as the “Revolving Commitment Amount” on Annex A hereto, subject to adjustment pursuant to any and all Assignment Agreements entered into by such Lender following the Closing Date, in each case as such amount may be reduced from time to time pursuant to Section 6.1 and/or Section 13.2. On the Closing Date, the aggregate Revolving Commitments of all Lenders is $10,000,000.
Revolving Loan — see Section 2.1.1.
Revolving Loan Availability means the lesser of (i) the aggregate Revolving Commitment and (ii) the Borrowing Base.
Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.
Security Agreement means the Security Agreement dated as of the Closing Date by and between the Borrower and Administrative Agent.
Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer, the secretary or the treasurer of such Loan Party.
Specified Definition means of each of the defined terms “Required Lenders”, “Acceptance Date,” “Completion Date,” and “Outside Completion Date,” set forth herein or in the Construction Rider.
Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.
Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower.
Swing Line Availability means the lesser of (a) the Swing Line Commitment Amount and (b) Revolving Loan Availability (less Revolving Outstandings at such time).
Swing Line Commitment Amount means $2,000,000, as reduced from time to time pursuant to Section 6.1 and/or Section 13.2, which commitment constitutes a subfacility of the Revolving Commitment of the Swing Line Lender.
Swing Line Lender means LaSalle.
Swing Line Loan — see Section 2.2.4.
Tax Distributions means, for any taxable year for which the Borrower is treated under the Code as a partnership for income tax purposes or disregarded under the Code as an entity separate from its owners for income tax purposes, dividends and/or distributions paid by the Borrower to its members in an amount not to exceed the product of (i) taxable income related to such members’ ownership interest in the Borrower multiplied by (ii) the highest combined net corporate federal and state income tax rate in any state in which any member resides which are applicable in such taxable year.
Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

Term Loan Commitment means, as to any Lender, the amount specified for such Lender as the “Term Loan Commitment” on Annex A hereto, subject to adjustment pursuant to any and all Assignment Agreements entered into by such Lender following the Closing Date, in each case as such amount may be reduced from time to time pursuant to Section 13.2. On the Closing Date, the aggregate Term Loan Commitment of all Lenders is $60,000,000.
Term Loans — see Section 2.1.3.
Term Loan Maturity Date means the earlier of (a) the seven year anniversary of the Completion Date or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.
Termination Date means the earlier to occur of (a) December 28, 2012 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.
Transaction Party means each Loan Party, each Pledgor and, until such time that the Guaranties shall have terminated in accordance with their terms, each Guarantor.
type — see Section 2.2.1.
UCC is defined in the Security Agreement.
Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.
Withholding Certificate — see Section 7.6(d).
Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.
1.2. Other Interpretive Provisions.
(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b) Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c) The term “including” is not limiting and means “including without limitation.”

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”
(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.
(f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.
(g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrower, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.
SECTION 2. COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.
2.1. Commitments.
On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Borrower as follows:
2.1.1. Revolving Loan Commitment. Each Lender with a Revolving Loan Commitment agrees to make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date in such Lender’s Pro Rata Share of such aggregate amounts as the Borrower may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed Revolving Loan Availability (less the amount of any Swing Line Loans outstanding at such time).
2.1.2. Term Loan Commitment. Each Lender with a Term Loan Commitment agrees to make loans from time to time (all such loans collectively being the “Term Loan”) in such Lender’s Pro Rata Share of the Term Loan Commitment. The Commitments of the Lenders to make Term Loans shall expire on December 28, 2009.

2.1.3. L/C Commitment. Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a “Letter of Credit”), at the request of and for the account of the Borrower from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $2,000,000 and (b) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability (less the amount of any Swing Line Loans outstanding at such time).
2.2. Loan Procedures.
2.2.1. Various Types of Loans. Each Revolving Loan shall be, and each funded portion of the Term Loan may be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a “type” of Loan), as the Borrower shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups”. Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than eight (8) different Groups of LIBOR Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all types and Groups of Loans.
2.2.2. Borrowing Procedures. With respect to borrowings consisting of Revolving Loans, the Borrower shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Borrowing) to the Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Borrower on the requested borrowing date. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent its respective share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such borrowing. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $5,000, and each LIBOR borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of at least $5,000. For purposes of clarification, borrowing procedures in respect of Term Loans shall be governed by the terms of the Construction Rider.

2.2.3. Conversion and Continuation Procedures.
(a) Subject to Section 2.2.1, the Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:
(A) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $100,000 a higher integral multiple of $5,000) into Loans of the other type; or
(B) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $100,000 or a higher integral multiple of $5,000) for a new Interest Period;
provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $100,000 and an integral multiple of $5,000.
(b) The Borrower shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit F or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:
(A) the proposed date of conversion or continuation;
(B) the aggregate amount of Loans to be converted or continued;
(C) the type of Loans resulting from the proposed conversion or continuation; and

(D) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.
(c) If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.
(d) The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Borrower, of the details of any automatic conversion.
(e) Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.
2.2.4. Swing Line Facility.
(a) The Administrative Agent shall notify the Swing Line Lender upon the Administrative Agent’s receipt of any Notice of Borrowing with respect to any requested Revolving Loan. Subject to the terms and conditions hereof, the Swing Line Lender may, in its sole discretion, make available from time to time until the Termination Date advances (each, a “Swing Line Loan”) in accordance with any such notice, notwithstanding that after making a requested Swing Line Loan, the sum of the Swing Line Lender’s Pro Rata Share of the Revolving Outstanding and all outstanding Swing Line Loans, may exceed the Swing Line Lender’s Pro Rata Share of the Revolving Commitment. The provisions of this Section 2.2.4 shall not relieve Lenders of their obligations to make Revolving Loans under Section 2.1.1; provided that if the Swing Line Lender makes a Swing Line Loan pursuant to any such notice, such Swing Line Loan shall be in lieu of any Revolving Loan that otherwise may be made by the Lenders pursuant to such notice. The aggregate amount of Swing Line Loans outstanding shall not exceed at any time Swing Line Availability. Until the Termination Date, the Borrower may from time to time borrow, repay and reborrow under this Section 2.2.4. Each Swing Line Loan shall be made pursuant to a Notice of Borrowing delivered by the Borrower to the Administrative Agent in accordance with Section 2.2.2. Any such notice must be given no later than 2:00 P.M., Chicago time, on the Business Day of the proposed Swing Line Loan. Unless the Swing Line Lender has received at least one Business Day’s prior written notice from the Required Lenders instructing it not to make a Swing Line Loan, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 12.2, be entitled to fund that Swing Line Loan, and to have such Lender make Revolving Loans in accordance with Section 2.2.4(c) or purchase participating interests in accordance with Section 2.2.4(d). Notwithstanding any other provision of this Agreement or the other Loan Documents, each Swing Line Loan shall constitute a Base Rate Loan. The Borrower shall repay the aggregate outstanding principal amount of each Swing Line Loan upon demand therefor by the Administrative Agent.

(b) The entire unpaid balance of each Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date if not sooner paid in full.
(c) The Swing Line Lender, at any time and from time to time no less frequently than once weekly, shall on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender with a Revolving Commitment (including the Swing Line Lender) to make a Revolving Loan to the Borrower (which shall be a Base Rate Loan) in an amount equal to that Lender’s Pro Rata Share of the principal amount of all Swing Line Loans (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Section 13.1.4 has occurred (in which event the procedures of Section 2.2.4(d) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall disburse directly to the Administrative Agent, its Pro Rata Share on behalf of the Swing Line Lender, prior to 2:00 P.M., Chicago time, in immediately available funds on the date that notice is given (provided that such notice is given by 12:00 p.m., Chicago time, on such date). The proceeds of those Revolving Loans shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.
(d) If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to Section 2.2.4(c), one of the events described in Section 13.1.4 has occurred, then, subject to the provisions of Section 2.2.4(e) below, each Lender shall, on the date such Revolving Loan was to have been made for the benefit of the Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.
(e) Each Lender’s obligation to make Revolving Loans in accordance with Section 2.2.4(c) and to purchase participation interests in accordance with Section 2.2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Unmatured Event of Default or Event of Default; (iii) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If and to the extent any Lender shall not have made such amount available to the Administrative Agent or the Swing Line Lender, as applicable, by 2:00 P.M., Chicago time, the amount required pursuant to Sections 2.2.4(c) or 2.2.4(d), as the case may be, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender’s account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.

2.3. Letter of Credit Procedures.
2.3.1. L/C Applications. The Borrower shall execute and deliver to the Issuing Lender the Master Letter of Credit Agreement. The Borrower shall give notice to the Administrative Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Borrower and in all respects satisfactory to the Administrative Agent and the Issuing Lender, together with such other documentation as the Administrative Agent or the Issuing Lender may reasonably request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Termination Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Termination Date which is Cash Collateralized for the benefit of the Issuing Lender shall be the sole responsibility of the Issuing Lender. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.
2.3.2. Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in such Letter of Credit and the Borrower’s reimbursement obligations with respect thereto. If the Borrower does not pay any reimbursement obligation when due, the Borrower shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations. The Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, Section 12.2 or otherwise such Lender shall make available to the Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Administrative Agent to the Issuing Lender for the account of the Borrower in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender’s “participation” therein. The Issuing Lender hereby agrees, upon request of the Administrative Agent or any Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.

2.3.3. Reimbursement Obligations.
(a) The Borrower hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the Borrower therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The Issuing Lender shall notify the Borrower and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the Borrower or the Administrative Agent shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.
(b) The Borrower’s reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as the Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of the Administrative Agent or any Lender to the Borrower, or relieve the Borrower of any of its obligations hereunder to any such Person.

2.3.4. Funding by Lenders to Issuing Lender. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and (a) the Borrower has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, (b) a Revolving Loan may not be made in accordance with Section 2.3.2 or (c) any reimbursement received by the Issuing Lender from the Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Borrower or otherwise, each other Lender with a Revolving Loan Commitment shall be obligated to pay to the Administrative Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Borrower under Section 2.3.3), and, upon notice from the Issuing Lender, the Administrative Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the Issuing Lender’s account the amount of such other Lender’s Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Lender’s account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender’s failure to make available to the Administrative Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender’s Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender’s Pro Rata Share of any such payment or disbursement.
2.4. Commitments Several.
The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.
2.5. Certain Conditions.
Except as otherwise provided in Sections 2.2.4 and 2.3.4 of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

SECTION 3. EVIDENCING OF LOANS.
3.1. Notes.
The Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender’s Revolving Loan Commitment plus such Lender’s Term Loan Commitment.
3.2. Recordkeeping.
The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.
SECTION 4. INTEREST.
4.1. Interest Rates.
The Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:
(a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and
(b) at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect;
provided that at any time an Event of Default exists, unless the Required Lenders otherwise consent, the interest rate applicable to each Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 2%), provided further that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase shall occur automatically.

4.2. Interest Payment Dates; Capitalization.
(a) Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar quarter and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months, on the three-month anniversary of the first day of such Interest Period), upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.
(b) Notwithstanding any provision of this Agreement or the other Loan Documents, so long as no Event of Default is then in existence, during the period from the Closing Date to the Completion Date Borrower may elect, in its sole discretion, to satisfy any interest due and payable pursuant to this Section 4.2 by increasing the outstanding principal amount of the Term Loan by the amount of interest otherwise due and payable in cash during such period.
4.3. Setting and Notice of LIBOR Rates.
The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrower and each Lender. Each determination of the applicable LIBOR Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBOR Rate hereunder.
4.4. Computation of Interest.
Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days; provided, that with respect to Base Rate Loans interest shall be computed for the actual number of days elapsed on the basis of a year of 365 or 366 days, as applicable. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.
SECTION 5. FEES.
5.1. Non-Use Fee.
The Borrower agrees to pay to the Administrative Agent for the account of each Lender a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender’s Pro Rata Share (as adjusted from time to time) of the unused amount of the Commitments. For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of Revolving Outstandings. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days. Notwithstanding the foregoing, such non-use fee shall not be due and owing following the Completion Date with respect to any remaining Term Loan Commitment.

5.2. Letter of Credit Fees.
The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Lender’s Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, unless the Required Lenders otherwise consent, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.
5.3. Administrative Agent’s Fees.
The Borrower agrees to pay to the Administrative Agent such agent’s fees as are mutually agreed to from time to time by the Borrower and the Administrative Agent including the fees set forth in the Agent Fee Letter.
5.4. Fee Capitalization.
Notwithstanding any provision of this Agreement or any other Loan Document, so long as no Event of Default is then in existence, during the period from the Closing Date to the Completion Date, Borrower may elect, in its sole discretion, to satisfy any fees due and payable pursuant to this Section 5 by increasing the outstanding principal amount of the Term Loan by the amount of such fees otherwise due and payable in cash during such period.
SECTION 6. REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS.
6.1. Reduction or Termination of the Revolving Commitment.
6.1.1. Voluntary Reduction or Termination of the Revolving Commitment. The Borrower may from time to time on at least five Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment to an amount not less than the Revolving Outstandings plus the outstanding amount of all Swing Line Loans. Any such reduction shall be in an amount not less than $500,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Commitment to zero, the Borrower shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

6.1.2. Mandatory Reductions of Revolving Commitment. On the date of any Mandatory Prepayment Event, the Revolving Commitment shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event over the amount (if any) applied to prepay Term Loans pursuant to Section 6.2.2.
6.1.3. All Reductions of the Revolving Commitment. All reductions of the Revolving Commitment shall reduce the Revolving Commitments ratably among the Lenders according to their respective Pro Rata Shares.
6.2. Prepayments.
6.2.1. Voluntary Prepayments. The Borrower may from time to time prepay the Loans (subject to the provisions of Section 8.4, but without penalty and without any reduction of the Revolving Commitments as a result thereof) in whole or in part; provided that the Borrower shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $5,000.
6.2.2. Mandatory Prepayments.
(a) The Borrower shall make a prepayment of the Term Loan until paid in full upon the occurrence of any of the following (each a “Mandatory Prepayment Event”) at the following times and in the following amounts (such applicable amounts being referred to as “Designated Proceeds”):
(i) Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.
(ii) Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by clauses (a) through (e) of Section 11.1), in an amount equal to 100% of such Net Cash Proceeds.
(iii) On or prior to the last Business Day of the second month after the end of the first calendar quarter following the Completion Date, and on or prior to the last Business Day of the second month after each calendar quarter thereafter (each such date being an “ECF Payment Date”), in an amount equal to 50% of Excess Cash Flow for the most recently ended four calendar quarters, minus the aggregate amount of any prepayments made pursuant to this Section 6.2.2(a)(iii) for the last three ECF Payment Dates, provided, however, that while an Event of Default exists, such amount shall be equal to

100% of Excess Cash Flow for the most recently ended four calendar quarters, minus the aggregate amount of any prepayments made pursuant to this Section 6.2.2(a)(iii) for the last three ECF Payment Dates, and such payment shall be made within 30 days after the end of the applicable calendar quarter. With respect to any calendar quarter that is also the last quarter of a Fiscal Year, any such prepayment required by this Section 6.2.2(iii) shall be reconciled with the financial statements delivered by the Borrower to Administrative Agent and each Lender pursuant to Section 10.1.1 of this Agreement with any such additional prepayments made within 30 days after such reconciliation or credited against future prepayments pursuant to this Section 6.2.2(iii).
(b) If on any day the Revolving Outstandings plus the outstanding amount of the Swing Line Loan exceeds the Borrowing Base, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.
(c) If on any day on which the Revolving Commitment is reduced pursuant to Section 6.1.2 the Revolving Outstandings plus the outstanding amount of the Swing Line Loan exceeds the Revolving Commitment, the Borrower shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.
6.3. Manner of Prepayments.
6.3.1. All Prepayments. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include accrued and unpaid interest to the date of such prepayment on the principal amount being repaid and shall be subject to Section 8.4. All prepayments of the Term Loan shall be applied in the inverse order of maturity to the remaining installments thereof. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans (other than the Swing Line Loans) shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.
6.4. Repayments.
6.4.1. Revolving Loans. The Revolving Loans of each Lender shall be paid in full and the Revolving Commitment shall terminate on the Termination Date.
6.4.2. Term Loans. The Term Loan shall be paid in twenty-eight (28) equal installments, based on the outstanding principal amount of the Term Loan on the Completion Date, commencing on the last day of the first Fiscal Quarter after the Completion Date and continuing on the last day of each Fiscal Quarter thereafter. Unless sooner paid in full, the outstanding principal balance of the Term Loan shall be paid in full on the Term Loan Maturity Date.

SECTION 7. MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.
7.1. Making of Payments.
All payments of principal or interest on the Notes, and of all fees, shall be made by the Borrower to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Borrower directly to the Lender entitled thereto without setoff, counterclaim or other defense.
7.2. Application of Certain Payments.
7.2.1. Prior to Acceleration Event. So long as no Acceleration Event has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3.
7.2.2. During An Acceleration Event. If an Acceleration Event shall have occurred and be continuing, notwithstanding anything herein or in any other Loan Document to the contrary, Administrative Agent shall apply all or any part of payments in respect of the Obligations and proceeds of Collateral, in each case as received by Administrative Agent, to the payment of the Obligations in the following order:
(a) FIRST, to the payment of all fees, costs, expenses and indemnities due and owing to Administrative Agent under this Agreement or any other Loan Document, and any other Obligations owing to Administrative Agent in respect of sums advanced by Administrative Agent to preserve or protect the Collateral or to preserve or protect its security interest in the Collateral (whether or not such Obligations are then due and owing to Administrative Agent), until Paid in Full;
(b) SECOND, to the payment of all fees, costs, expenses and indemnities due and owing to Lenders in respect of the Loans and Commitments, pro rata based on each Lender’s Pro Rate Share thereof, until Paid in Full;
(c) THIRD, to the payment of all accrued and unpaid interest due and owing to Lenders in respect of the Loans and Commitments, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full;
(d) FOURTH, to the payment of all principal of the Loans due and owning, pro rata based on each Lender’s Pro Rata Share thereof, until Pain in Full;

(e) FIFTH, pro rata to (A) the payment of Revolving Loans not then due and owing, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full, (B) Cash Collateralize Obligations consisting of Term Loans not yet due and owing, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full, and (C) Cash Collateralize Obligations in respect of outstanding Letters of Credit in a manner consistent with the provisions of Section 13.2, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full;
(f) SIXTH, to the payment of all Hedging Obligations due and owing to any Lender or its Affiliates, pro rata in accordance with each Lender’s (or one of its Affiliate’s) share thereof, until Paid in Full; and
(g) SEVENTH, to the payment of all other Obligations owing to each Lender, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full.
7.3. Due Date Extension.
If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.
7.4. Setoff.
The Borrower, for itself and each other Loan Party, agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, the Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Borrower and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Borrower and each other Loan Party then or thereafter with the Administrative Agent or such Lender.
7.5. Proration of Payments.
If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (a) principal of or interest on any Loan, but excluding (i) any payment pursuant to Section 8.7 or 15.6 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.6. Taxes.
(a) All payments made by the Borrower hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Borrower free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.
(b) If the Borrower makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, the Borrower shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or the Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b). To the extent the Borrower withholds any Taxes on payments hereunder or under any Loan Document, the Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to the Administrative Agent within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.
(c) If any Lender or the Administrative Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or the Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, the Borrower will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.6(c). A certificate prepared in good faith as to the amount of such payment by such Lender or the Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.
(d) (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Participant”) shall deliver to the Borrower and the Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to the Borrower and the Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or the Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.
(ii) Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Borrower and the Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to the Borrower and the Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s or Agent’s exemption from United States backup withholding tax.
(iii) The Borrower shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(d).
(iv) Each Lender agrees to indemnify the Administrative Agent and hold the Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Borrower pursuant to this Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent makes written demand therefor.

SECTION 8. INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.
8.1. Increased Costs.
(a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.
(b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

8.2. Basis for Determining Interest Rate Inadequate or Unfair.
If:
(a) the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Borrower) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or
(b) the Required Lenders advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;
then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.
8.3. Changes in Law Rendering LIBOR Loans Unlawful.
If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

8.4. Funding Losses.
The Borrower hereby agrees that upon demand by any Lender (which demand shall be made within 180 days of the event giving rise to such demand and shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Borrower to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.
8.5. Right of Lenders to Fund through Other Offices.
Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.
8.6. Discretion of Lenders as to Manner of Funding.
Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.
8.7. Mitigation of Circumstances; Replacement of Lenders.
(a) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Borrower to pay any amount pursuant to Sections 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Sections 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrower and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Borrower of) any event described in clause (i) or (ii) above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b) If the Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Sections 8.2 or 8.3, the Borrower may designate another bank which is acceptable to the Administrative Agent and the Issuing Lender in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.
8.8. Conclusiveness of Statements; Survival of Provisions.
Determinations and statements of any Lender pursuant to Sections 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and termination of this Agreement.
SECTION 9. REPRESENTATIONS AND WARRANTIES.
To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, the Borrower represents and warrants to the Administrative Agent and the Lenders that:
9.1. Organization.
Each Transaction Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Transaction Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2. Authorization; No Conflict.
Each Transaction Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Borrower is duly authorized to borrow monies hereunder and each Transaction Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Transaction Party of each Loan Document to which it is a party, and the borrowings by the Borrower hereunder, do not and will not (a) require any consent or approval, including permits and/or licenses of any governmental agency or authority (other than any consent, approval, license or permit which has been obtained and is in full force and effect or any license or permit, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Transaction Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Transaction Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Transaction Party (other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents).
9.3. Validity and Binding Nature.
Each of this Agreement and each other Loan Document to which any Transaction Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
9.4. [Reserved].
9.5. No Material Adverse Change.
Over the period commencing on (i) September 30, 2006, in the case of Amsted Industries, Inc., (ii) December 31, 2006, in the case of American Railcar, Inc. and (iii) the date of formation of Borrower, in the case of Borrower, and in each case through the Closing Date, here has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of (i) either Guarantor or (ii) the Loan Parties taken as a whole.
9.6. Litigation and Contingent Liabilities.
No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Borrower’s knowledge, threatened against any Loan Party or any Guarantor which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party and no Guarantor has any material contingent liabilities not listed on Schedule 9.6 or permitted, in the case of the Loan Parties, by Section 11.1.

9.7. Ownership of Properties; Liens.
Each Loan Party owns good and, in the case of real property, valid title to, or valid leasehold interests in, all of its properties or assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except for Permitted Liens.
9.8. Equity Ownership; Subsidiaries.
All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Administrative Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth the authorized Capital Securities of each Loan Party as of the Closing Date. All of the issued and outstanding Capital Securities of the Borrower are owned as set forth on Schedule 9.8 as of the Closing Date, and all of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by the Borrower. As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party.
9.9. Pension Plans.
No Loan Party maintains, or at any time has maintained, any Pension Plan or Multiemployer Plan.
9.10. Investment Company Act.
No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.
9.11. [Reserved].
9.12. Regulation U.
The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.13. Taxes.
Each Loan Party has timely filed all federal tax returns and reports, and all material state and local tax returns and reports, required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).
9.14. Solvency, etc.
On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to the Loan Parties, collectively, (a) the fair value of their assets is greater than the amount of their liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they are able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.
9.15. Environmental Matters.
The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any Loan Party that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

9.16. Insurance.
Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.
9.17. Real Property.
Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.
9.18. Information.
All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).
9.19. Intellectual Property.
Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

9.20. Burdensome Obligations.
No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.
9.21. Labor Matters.
Except as set forth on Schedule 9.21, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.
9.22. No Default.
No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.
SECTION 10. AFFIRMATIVE COVENANTS.
Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated or Cash Collateralized, the Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
10.1. Reports, Certificates and Other Information.
Furnish to the Administrative Agent and each Lender:
10.1.1. Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Borrower and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent, together with a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidating statement of earnings and cash flows for the Borrower and its Subsidiaries for such Fiscal Year, certified by a Senior Officer of the Borrower.

10.1.2. Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of the Borrower.
10.1.3. Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of the Borrower, containing a computation of each of the financial ratios and restrictions set forth in Section 11.14 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.
10.1.4. Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.
10.1.5. Notice of Default and Litigation. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Borrower or the Subsidiary affected thereby with respect thereto:
(a) the occurrence of an Event of Default or an Unmatured Event of Default;
(b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against any Loan Party or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;
(c) any breach or default under any of the Material Debt Agreements to the extent such breach or default constitutes or could reasonably be expected to result in a Default or Event of Default;
(d) any cancellation or material change in any insurance maintained by any Loan Party; or
(e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

10.1.6. Borrowing Base Certificates. Within 15 days of the end of each month, a Borrowing Base Certificate dated as of the end of such month and executed by a Senior Officer of the Borrower on behalf of the Borrower (provided that (a) the Borrower may deliver a Borrowing Base Certificate more frequently if it chooses and (b) at any time an Event of Default exists, the Administrative Agent may require the Borrower to deliver Borrowing Base Certificates more frequently).
10.1.7. Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Borrower by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Borrower.
10.1.8. Projections. As soon as practicable, and in any event not later than 30 days prior to the commencement of each Fiscal Year, financial projections for the Borrower and its Subsidiaries for such Fiscal Year (including quarterly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by the Borrower to the Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of a Senior Officer of the Borrower on behalf of the Borrower to the effect that (a) such projections were prepared by the Borrower in good faith, (b) the Borrower has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.
10.1.9. [Reserved].
10.1.10. Other Information. Promptly from time to time, such other information concerning the Loan Parties as any Lender or the Administrative Agent may reasonably request.
10.2. Books, Records and Inspections.
Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Administrative Agent and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral. All such inspections or audits by the Administrative Agent shall be at the Borrower’s expense, provided that so long as no Event of Default or Unmatured Event of Default exists, the Borrower shall not be required to reimburse the Administrative Agent for inspections or audits more frequently than once each Fiscal Year.

10.3. Maintenance of Property; Insurance.
(a) Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.
(b) Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, is customarily maintained by companies similarly situated; and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. The Borrower shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent as loss payee with respect to each policy of property or casualty insurance and naming the Administrative Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. Upon the request of the Administrative Agent, the Borrower shall execute and deliver to the Administrative Agent a collateral assignment, in form and substance satisfactory to the Administrative Agent, of each business interruption insurance policy maintained by the Borrower, and shall use commercially reasonable efforts to cause the applicable insurance broker or agent to execute and deliver the same.
(c) UNLESS THE BORROWER PROVIDES THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE BORROWER’S EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

10.4. Compliance with Laws; Payment of Taxes and Liabilities.
Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.
10.5. Maintenance of Existence, etc.
Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6. Use of Proceeds.
Use the proceeds of the Loans, and the Letters of Credit, solely to finance the Project, for working capital purposes, for Capital Expenditures, to repay, on the Closing Date, unsecured Debt owing by Borrower to Guarantors or their Affiliates and/or redeem Capital Securities of Borrower held by Guarantors or their Affiliates in excess capital contributions made between February 1, 2007 and the Closing Date in excess of [REDACTED*], and for other general business purposes; and not use or permit any proceeds of (i) any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock and (ii) any Revolving Loan made during the Construction Period for any purpose other than working capital purposes and for purposes directly related to initial axle production.
10.7. [Reserved].
10.8. Environmental Matters.
If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Borrower’s shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is not prohibited by this Agreement, the Borrower shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.
10.9. Further Assurances.
Take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets of the Borrower and each Subsidiary (as well as all Capital Securities of each domestic Subsidiary and guaranteed by each Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as the Administrative Agent may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

10.10. Deposit Accounts.
Unless the Administrative Agent otherwise consents in writing, in order to facilitate the Administrative Agent’s and the Lenders’ maintenance and monitoring of their security interests in the collateral, maintain all of their principal deposit accounts with the Administrative Agent.
10.11. Interest Rate Protection.
Enter into, not later than 18 months days after the Closing Date, a Hedging Agreement with a term of at least three years on an ISDA standard form with one or more Lenders or Affiliates thereof or with counterparties reasonably acceptable to the Administrative Agent to hedge the interest rate with respect to not less than 50% of the principal amount of the Term Loans in form and substance reasonably satisfactory to the Administrative Agent.
10.12. Supply Agreements.
Use its “best efforts” (defined for this purpose to include, without limitation, commercially diligent efforts utilizing all reasonably available resources) to enter into Supply Agreements on or prior to the Acceptance Date with Borrower’s customers covering one hundred percent (100%) of the Borrower’s anticipated production capacity for axles and related products (after giving effect to the Acceptance Date).
SECTION 11. NEGATIVE COVENANTS
Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated or Cash Collaterialized, the Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
11.1. Debt.
Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:
(a) Obligations under this Agreement and the other Loan Documents;
(b) Debt secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $500,000;
(c) Debt of the Borrower to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to the Borrower or another domestic Wholly-Owned Subsidiary; provided that such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and, if requested by the Administrative Agent, the obligations under such demand note shall be subordinated to the Obligations of the Borrower hereunder in a manner reasonably satisfactory to the Administrative Agent;

(d) Hedging Obligations approved by Administrative Agent and incurred in favor of a Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;
(e) Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased; and
(f) Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 11.5, and Contingent Liabilities in the form of unsecured guaranties of Debt or other obligations of another Loan Party, provided such Debt or other obligations are not prohibited by this Agreement.
11.2. Liens.
Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;
(b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, landlords (limited, in the case of landlords, to Liens arising by law) warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations), in each case with respect to the preceding clauses (i) and (ii) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;
(c) Liens described on Schedule 11.2 as of the Closing Date;
(d) subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired;

(e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $500,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
(f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;
(g) until the Acceptance Date, Liens on Equipment (as such term is defined on the Construction Rider), securing amounts owing under Equipment Contracts (as such term is defined in the Construction Rider); and
(h) Liens arising under the Loan Documents.
11.3. Operating Leases.
Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $500,000 in any Fiscal Year.
11.4. Restricted Payments.
Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, or (d) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Borrower or to a domestic Wholly-Owned Subsidiary; (ii) after the third anniversary of the Completion Date, and no more than once per Fiscal Year, the Borrower may make a distribution to the holders of its Capital Securities; provided, however, that (a) no Event of Default or Unmatured Event of Default shall exist at the time of such distribution and (b) the Fixed Charge Coverage Ratio for each of the two most recently ended Fiscal Quarters for which financial statements were required to be delivered to Administrative Agent pursuant to Section 10.1.2 (but prepared on a pro forma basis to give effect to the making of any such distribution) shall equal or exceed 1.25 to 1.00 (the distributions permitted pursuant to this clause (ii) being referred to as “Equity Distributions”); and (iii) the Borrower may make Tax Distributions (which may only be paid annually based on the Borrower’s audited financial statements or, so long as no Event of Default is then outstanding, in multiple installments, based on the Borrower’s good faith and reasonable estimate of income to be generated by the Borrower’s and its Subsidiaries’ business in such year), as reduced by the amount of Net Tax Benefit realized by such members for any previous tax period, commencing from the tax period including the Closing Date, but only to the extent such Net Tax Benefit has not already been utilized to reduce, in any tax period during which this Agreement is in effect, the amount of any Tax Distribution otherwise permitted hereunder.

11.5. Mergers, Consolidations, Sales.
Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interests in, any other Person, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of inventory in the ordinary course of business, or (c) sell or assign with or without recourse any receivables, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Borrower or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by the Borrower or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary or permitted pursuant to Section 11.11; and (iii) sales and dispositions of assets (excluding the Capital Securities of Subsidiaries) for at least fair market value (as determined by the officers, members or Board of Directors of the Borrower) so long as the net book value of all assets sold or otherwise disposed of does not exceed $500,000 with respect to any such sale or disposition and $1,000,000 in the aggregate for all such sales and dispositions in any Fiscal Year.
11.6. Modification of Organizational Documents.
Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders; not change, or allow any Loan Party to change, its state of formation or its organizational form.
11.7. Transactions with Affiliates.
Except as set forth on Schedule 11.7 and except for Supply Agreements entered into with owners of the Borrower’s Capital Securities and/or their Affiliates, not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.
11.8. Unconditional Purchase Obligations.
Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.9. Inconsistent Agreements.
Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) make effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrower or any other Subsidiary, or pay any Debt owed to the Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.
11.10. Business Activities; Issuance of Equity.
Not, and not permit any other Loan Party to, engage in any line of business other than the businesses contemplated by the Project and businesses reasonably related thereto. Not, and not permit any other Loan Party to, issue any Capital Securities other than (a) any issuance of shares of the Borrower’s common Capital Securities to the extent not giving rise to an Event of Default or (b) any issuance by a Subsidiary to the Borrower or another Subsidiary in accordance with Section 11.4.
11.11. Investments.
Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:
(a) contributions by the Borrower to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its real and personal property, in each case in accordance with Section 11.10;
(b) Investments constituting Debt permitted by Section 11.1;
(c) Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;
(d) Cash Equivalent Investments;

(e) bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits (excluding amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties) which are maintained with any bank other than a Lender shall not at any time exceed $50,000;
(f) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;
(g) loans to officers, directors and/or employees not to exceed $100,000 at any time; and
(h) Investments listed on Schedule 11.11 as of the Closing Date.
provided that (x) any Investment which when made complies with the requirements of this Section 11.11 may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.
11.12. Subsidiaries.
Not form or acquire any Subsidiary other than Wholly-Owned Subsidiaries organized under the laws of the United States or any state thereof formed or acquired in compliance with the terms and provisions of this Agreement.
11.13. Fiscal Year.
Not change its Fiscal Year.
11.14. Financial Covenants.
11.14.1. Fixed Charge Coverage Ratio. Beginning with the Computation Period ending December 31, 2009, and for each Computation Period thereafter, not permit the Fixed Charge Coverage Ratio for such Computation Period to be less than 1.25 to 1.00.
11.14.2. Net Worth. Not permit the Borrower’s Net Worth to be less than (i) [REDACTED*] at and as of the Completion Date, and (ii) [REDACTED*] at any time from the day following the Closing Date through the Completion Date; provided, that, commencing with the first Fiscal Quarter following the Completion Date, the minimum required amount of Net Worth as of any date shall be increased by [REDACTED*] of the Consolidated Net Income (to the extent a positive number) for the Computation Period most recently ended prior to such date for which financial statements were required to be delivered to Administrative Agent pursuant to Section 10.1.2 of this Agreement.

11.15. Pension Plan.
Not, and not permit any Loan Party to, (i) establish or maintain any Pension Plan or Multiemployer Plan or (ii) become a member of any Controlled Group.
11.16. Future Corporate Reorganization.
Borrower has advised Administrative Agent and the Lenders that, in order to avoid the occurrence of an Event of Default pursuant to Section 13.1.16, Borrower may desire to (i) create a Wholly-Owned Subsidiary (“Newco”), (ii) contribute to Newco all or substantially all of Borrower’s assets, subject to certain liabilities, indebtedness and obligations of Borrower (including without limitation, the Obligations), (iii) cause Newco to become Borrower under the Loan Documents and (iv) become the Pledgor, as defined herewith. Administrative Agent and the Lenders hereby agree not to unreasonably withhold, condition or delay consent with respect to any request by Borrower in connection with the transactions described in the preceding sentence, it being understood that no such consents are provided on the Closing Date.
SECTION 12. EFFECTIVENESS; CONDITIONS OF LENDING, ETC.
The obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:
12.1. Initial Credit Extension.
The obligation of the Lenders to make the initial Loans and the obligation of the Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that the Administrative Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the “Closing Date”):
12.1.1. Notes. A Note for each Lender.
12.1.2. Authorization Documents. For each Transaction Party, such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3. Consents, etc. Certified copies of all documents evidencing any necessary corporate, partnership or limited liability company action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Transaction Parties of the documents referred to in this Section 12.
12.1.4. Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the any Loans disbursed on the Closing Date.
12.1.5. Security Agreement. A counterpart of the Security Agreement executed by the Borrower, together with all instruments, transfer powers and other items required to be delivered in connection therewith.
12.1.6. Guarantees. A counterpart of each Guaranty executed by the applicable Guarantor.
12.1.7. [Reserved].
12.1.8. Real Estate Documents. With respect to each parcel of real property owned by any Loan Party, a duly executed Mortgage providing for a fully perfected Lien, in favor of the Administrative Agent, in all right, title and interest of the Borrower or such Subsidiary in such real property, together with:
(a) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Administrative Agent, insuring the Administrative Agent’s first priority Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Administrative Agent);
(b) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;
(c) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document;
(d) a survey certified to the Administrative Agent meeting such standards as the Administrative Agent may reasonably establish and otherwise reasonably satisfactory to the Administrative Agent; and
(e) a flood insurance policy concerning such real property, if required by the Flood Disaster Protection Act of 1973.

Additionally, in the case of any leased real property, if requested by the Administrative Agent, a Collateral Access Agreement from the landlord of such property waiving any landlord’s Lien in respect of personal property kept at the premises subject to such lease and (b) in the case of any mortgaged real property, a waiver from the mortgagee thereof waiving any Lien in respect of personal property kept at the premises subject to such Mortgage, permitting access to the location by the Administrative Agent and its agents and containing such other terms and provisions as may be required by the Administrative Agent.
12.1.9. Opinions of Counsel. Opinions of counsel for each Transaction Party, including local counsel reasonably requested by the Administrative Agent.
12.1.10. Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Administrative Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies, together with an assignment of business interruption insurance as collateral security executed by each insured Loan Party.
12.1.11. Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable in cash on the Closing Date, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Administrative Agent).
12.1.12. Solvency Certificates. A Solvency Certificate executed by a Senior Officer of the Borrower.
12.1.13. Environmental Reports. Environmental site assessment reports requested by the Administrative Agent.
12.1.14. Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party and any Pledgor (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request.
12.1.15. Filings, Registrations and Recordings. The Administrative Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

12.1.16. Closing Certificate, Consents and Permits. A certificate executed by an officer of the Borrower on behalf of the Borrower certifying the matters set forth in Section 12.2.1 as of the Closing Date.
12.1.17. Other. Such other documents as the Administrative Agent or any Lender may reasonably request.
12.2. Conditions.
The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:
12.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:
(a) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.
12.2.2. Confirmatory Certificate. If requested by the Administrative Agent or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Borrower as to the matters set out in Section 12.2.1 (it being understood that each request by the Borrower for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.
SECTION 13. EVENTS OF DEFAULT AND THEIR EFFECT.
13.1. Events of Default.
Each of the following shall constitute an Event of Default under this Agreement:
13.1.1. Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Borrower hereunder or under any other Loan Document.

13.1.2. Non-Payment of Other Debt. Any default shall occur under (i) the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $250,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity and/or (ii) any Material Debt Agreement at any time that the Guarantors are Transaction Parties and such default shall (a) consist of the failure to pay any Debt outstanding under any Material Debt Agreement when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Guarantor to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity, and any applicable grace periods shall be expired.
13.1.3. Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.
13.1.4. Bankruptcy, Insolvency, etc. Any Transaction Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Transaction Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Transaction Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Transaction Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Transaction Party, and if such case or proceeding is not commenced by such Transaction Party, it is consented to or acquiesced in by such Transaction Party, or remains for 60 days undismissed; or any Transaction Party takes any action to authorize, or in furtherance of, any of the foregoing.
13.1.5. Non-Compliance with Loan Documents. (a) Failure by any Transaction Party to comply with or to perform any covenant set forth in Sections 10.1.1, 10.1.2, 10.1.3, 10.1.5, 10.3(b) or 10.5 or Section 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for 30 days.

13.1.6. Representations; Warranties. Any representation or warranty made by any Transaction Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Transaction Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.
13.1.7. [Reserved]
13.1.8. Judgments. Final judgments which exceed an aggregate of $500,000 shall be rendered against any Transaction Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.
13.1.9. Invalidity of Loan Documents, etc. Any Loan Document shall cease to be in full force and effect with respect to any Transaction Party; or any Transaction Party (or any Person by, through or on behalf of any Transaction Party) shall contest in any manner the validity, binding nature or enforceability of any Loan Document.
13.1.10. [Reserved].
13.1.11. Change of Control. A Change of Control shall occur.
13.1.12. [Reserved]
13.1.13. Project Completion. The Completion Date shall not have occurred on or prior to the Outside Completion Date.
13.1.14. Capitalizations. The failure of Guarantors, between February 1, 2007 and the Completion Date, to contribute not less than [REDACTED*] to the capital of Borrower through any contribution of cash (including cash outlays by any Guarantor for goods and/or services, to the extent the value in respect thereof has been transferred to Borrower) and real estate (with the value of any such real estate subject to the Administrative Agent’s reasonable approval prior to the Closing Date), all on terms and conditions reasonably satisfactory to Administrative Agent.
13.1.15. Construction Rider Conditions. The failure of Borrower to satisfy each of the conditions contained in Section 4 of the Construction Rider on or before March 31, 2008.
13.1.16. Pledge Agreement. The failure of Pledgor to execute and deliver the Pledge Agreement to the Administrative Agent within thirty (30) days of the Closing Date.

13.2. Effect of Event of Default.
If any Event of Default described in Section 13.1.4 shall occur in respect of the Borrower, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Borrower shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Borrower immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Borrower shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Borrower or as a court of competent jurisdiction may elect.
SECTION 14. THE AGENTS.
14.1. Appointment and Authorization.
Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

14.2. Issuing Lender.
The Issuing Lender shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 14, included the Issuing Lender with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Issuing Lender.
14.3. Delegation of Duties.
The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
14.4. Exculpation of Administrative Agent.
None of the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of the Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower’s Subsidiaries or Affiliates.

14.5. Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
14.6. Certain Notices.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders. In addition to the foregoing, (i) the Administrative Agent will notify the Lenders of its receipt of any notice, pursuant to Section 3.4 of the Construction Rider, of the occurrence of a Force Majeure Event (as defined in the Construction Rider) or any event which is likely to cause a material delay or interruption of construction, or the timely occurrence of the Acceptance Date (as defined in the Construction Rider) and (ii) absent exigent circumstances, the Administrative Agent will provide commercially reasonable prior notice to the Lenders of Administrative Agent’s desire to observe and/or inspect the Project, so as to permit the Lenders to avail themselves of the right, set forth in Section 7.2 of the Construction Rider, to accompany Administrative Agent on any such observations or inspections.

14.7. Credit Decision.
Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent.
14.8. Indemnification.
Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

14.9. Administrative Agent in Individual Capacity.
LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though LaSalle were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though LaSalle were not the Administrative Agent, and the terms “Lender” and “Lenders” include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.
14.10. Successor Administrative Agent.
The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Borrower (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

14.11. Collateral Matters.
The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrower hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by Section 11.2(d)(i) or (d)(iii) (it being understood that the Administrative Agent may conclusively rely on a certificate from the Borrower in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.11.
14.12. Administrative Agent May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 5, 15.5 and 15.17) allowed in such judicial proceedings; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5, 15.5 and 15.17.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
14.13. Other Agents; Arrangers and Managers.
None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
SECTION 15. GENERAL.
15.1. Waiver; Amendments.
No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin as provided for in this Agreement); or (d) release any party from all or any of its material obligations under the Guaranty, or reduce any of its material obligations thereunder, or all or substantially all of the Collateral granted under the Collateral Documents, change any Specified Definition, any provision of this Section 15.1, any of the dollar or percentage amounts set forth in any of Section 3.2 and/or Section 6(e) of the Construction Rider, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders. No provision of Sections 6.2.2 or 6.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender. Notwithstanding anything to the contrary set forth in this Section 15.1, as between the Administrative Agent and the Lenders (or any portion thereof), the Administrative Agent shall have the sole authority to modify, amend or waive any conditions pursuant to the funding of any portion of the Term Loan if such condition precedent is not material (as determined by Administrative Agent in its reasonable discretion) and relates to a single disbursement of loan proceeds in an amount not in excess of $4,000,000 (it being understood and agreed that the Administrative Agent shall not have the sole authority to modify, amend or waive any such condition precedent that is material (as determined by Administrative Agent in its reasonable discretion) or relates to a single disbursement of loan proceeds in an amount in excess of $4,000,000).
15.2. Confirmations.
The Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.
15.3. Notices.
Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Borrower, and the Borrower shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

15.4. Computations.
Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Sections 10 or 11.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Sections 10 or 11.14 (or any related definition) for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Borrower and the Required Lenders.
15.5. Costs, Expenses and Taxes.
The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs and any Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, the Borrower agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of the Borrower’s auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.
15.6. Assignments; Participations.

15.6.1. Assignments.
(a) Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments, with the prior written consent of the Administrative Agent, the Issuing Lender (for an assignment of the Revolving Loans and the Revolving Commitment) and, so long as no Event of Default exists, the Borrower (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Except as the Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. The Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit D hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $4,000. No assignment may be made to any Person if at the time of such assignment the Borrower would be obligated to pay any greater amount under Sections 7.6 or 8 to the Assignee than the Borrower is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Borrower will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. The Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless the Borrower has expressly objected to such assignment within three Business Days after notice thereof.
(b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Pro Rata Share of the Revolving Commitment plus the principal amount of the Assignee’s Term Loan (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Commitment retained by the assigning Lender plus the principal amount of the Term Loan retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Borrower any prior Note held by it.
(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.6.2. Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by the Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).
15.7. Register.
The Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.
15.8. GOVERNING LAW.
THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

15.9. Confidentiality.
As required by federal law and the Administrative Agent’s policies and practices, the Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that the Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of the Administrative Agent, the Issuing Lender or any other Lender who may provide Bank Products to the Loan Parties; or (h) that ceases to be confidential through no fault of the Administrative Agent or any Lender. Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
15.10. Severability.
Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrower and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

15.11. Nature of Remedies.
All Obligations of the Borrower and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
15.12. Entire Agreement.
This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3) and any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.
15.13. Counterparts.
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.
15.14. Successors and Assigns.
This Agreement shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Borrower may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.
15.15. Captions.
Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.16. Customer Identification — USA Patriot Act Notice.
Each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or LaSalle, as applicable, to identify the Loan Parties in accordance with the Act.
15.17. INDEMNIFICATION BY THE BORROWER.
IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.17 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

15.18. Nonliability of Lenders.
The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. The Borrower agrees, on behalf of itself and each other Loan Party, that neither the Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). The Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

15.19. FORUM SELECTION AND CONSENT TO JURISDICTION.
ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
15.20. WAIVER OF JURY TRIAL.
EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
[signature pages follow]

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

AXIS, LLC

By:	/s/ James J. Unger

	Title:	Representative of the Executive Committee

Signature Page to Credit Agreement

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as Issuing Lender and as a Lender

By:	/s/ Stefan Loeb

	Title:	Vice President

Signature Page to Credit Agreement

THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

By:	/s/ Angela Harmon

	Title:	Senior Director

Signature Page to Credit Agreement

FIRST BANK, as a Lender

By:	/s/ Edward L. Dehner

	Title:	Assistant Vice President

Signature Page to Credit Agreement

ANNEX A
LENDERS AND PRO RATA SHARES

	Revolving
	Commitment		Term Loan
Lender	Amount	Pro Rata Share/	Commitment	Pro Rata Share/
LaSalle Bank National Association	$3,333,333.34*/	33.333333334%	$20,000,000.00	33.333333334%
The CIT Group/Equipment Financing, Inc.	$3,333,333.33	33.333333333%	$20,000,000.00	33.333333333%
First Bank	$3,333,333.33	33.333333333%	$20,000,000.00	33.33333333%
TOTALS	$10,000,000.00	100%	$60,000,000.00	100%

*/	Includes Swing Line Commitment Amount of $2,000,000.

Annex A

ANNEX B
ADDRESSES FOR NOTICES
AXIS, LLC
c/o American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: Michael Obertop
Telephone: (636) 940-6054
Facsimile: (636) 940-5032
LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender
Notices of Borrowing , Conversion, Continuation and Letter of Credit Issuance
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Robert W. Hart
Telephone: (312) 904-7136
Facsimile: (312) 904-2903
All Other Notices
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Robert W. Hart
Telephone: (312) 904-7136
Facsimile: (312) 904-2903

Annex B

THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender
Notices of Borrowing , Conversion, Continuation and Letter of Credit Issuance
30 South Wacker Drive, Suite 3000
Chicago, Illinois 60606
Attention: Angela Harmon or Pam Mac
Telephone: (312) 906-5700
Facsimile: (312) 906-5823
All Other Notices
30 South Wacker Drive, Suite 3000
Chicago, Illinois 60606
Attention: Angela Harmon or Pam Mac
Telephone: (312) 906-5700
Facsimile: (312) 906-5823
FIRST BANK, as a Lender
Notices of Borrowing , Conversion, Continuation and Letter of Credit Issuance
135 N. Meramec Ave.
Clayton, Missouri 63105
Attention: Lesley Lutker / Ed Dehner
Telephone: (314) 854-5408 / (314) 854-4613
Facsimile: (314) 854-5454
All Other Notices
135 N. Meramec Ave.
Clayton, Missouri 63105
Attention: Lesley Lutker / Ed Dehner
Telephone: (314) 854-5408 / (314) 854-4613
Facsimile: (314) 854-5454
Signature Page to Credit Agreement

EXHIBIT A
FORM OF
NOTE

_____, 2007
$	Chicago, Illinois
The undersigned, for value received, promises to pay to the order of  _____  (the “Lender”) at the principal office of LaSalle Bank National Association (the “Administrative Agent”) in Chicago, Illinois the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.
The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.
This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.
This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

AXIS, LLC

By:

Title:

Exhibit A

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
To: LaSalle Bank National Association, as Administrative Agent
Please refer to the Credit Agreement dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Axis, LLC (the “Borrower”), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
I.
Reports. Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Borrower as at  _____,  _____  (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.
Financial Tests. The Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

Section 11.14.2 — Minimum Fixed Charge Coverage Ratio

1. EBITDA	$
2. Income taxes paid	$
3. Tax Distributions made	$
4. Distributions paid in cash (other than Tax Distributions)	$
5. Capital Expenditures	$
6. Sum of (2), (3), (4) and (5)	$
7. Remainder of (1) minus (6)	$
8. Interest Expense	$
9. Required payments of principal of Funded Debt (including Term Loans but excluding Revolving Loans)	$
10. Sum of (8) and (9)	$
11. Ratio of (7) to (10)	____ to 1
10. Minimum Required		1.25 to 1

Exhibit B

In accordance with Section 11.14.2 of the Credit Agreement, the Borrower has maintained a Minimum Net Worth of at least $_____  since the last Compliance Certificate was delivered.
The Borrower further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.
The Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on  _____,  _____.

AXIS, LLC

By:

Title:

Exhibit B

EXHIBIT C
FORM OF BORROWING BASE CERTIFICATE
To: LaSalle Bank National Association, as Administrative Agent
Please refer to the Credit Agreement dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Axis, LLC (the “Borrower”), various financial institutions and LaSalle Bank National Association, as Administrative Agent. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
The Borrower hereby certifies and warrants to the Administrative Agent and the Lenders that at the close of business on  _____,  _____  (the “Calculation Date”), the Borrowing Base was $  _____, computed as set forth on the schedule attached hereto.
The Borrower has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on  _____,  _____.

AXIS, LLC

By:

Title:

Exhibit C

SCHEDULE TO BORROWING BASE CERTIFICATE
Dated as of [_________________]

1. Gross Accounts	$
2. Less Ineligibles

• Services not fully performed	$
• Administrative Agent’s Lien Not Perfected	$
• Subject to other Lien	$
• Subject to Offset, etc.	$
• Account Debtors subject to bankruptcy	$
• Sale on Approval, Sale or Return, Bill and Hold or Consignment	$
• Account Debtor not in U.S., beyond 20% permitted foreign accounts	$
• Not in ordinary course of business	$
• Federal accounts not assigned	$
• Exceeds credit limit	$
• Evidenced by non-assignment instrument, etc.	$
• Over 60 days past due or over 90 days past invoice date	$
• Business Activity Report jurisdiction	$
• Affiliate Receivables on Non-Favorable Terms	$
• Cross-aged Accounts	$
• Concentration limit (50%)	$
• Other Administrative Agent exclusions	$
• Total	$

3. Eligible Accounts [Item 1 minus Item 2]	$

4. Item 3 times 85%	$

5. Gross Inventory	$

6. Less Ineligibles
• Administrative Agent’s Lien Not Perfected	$
• Subject to other Lien	$
• Not Salable	$
• Located off-site and no Collateral Access Agreement, as requested	$

Exhibit C

• Not located in U.S.	$
• “Hot Goods”	$
• In-transit or held or delivered on consignment	$
• “Work-in-process”	$
• Supply items; packaging	$
• Advance payments received	$
• Breaches representations, warranties or covenants in Loan Documents	$
• Other Administrative Agent exclusions	$
• Total	$
7. Eligible Inventory [Item 5 minus Item 6]	$

8. Item 7 times 65%	$

9. Borrowing Base [Item 4 plus Item 8]	$
10. Lesser of Item 9 and the Revolving Commitment	$

11. Revolving Outstandings (includes Stated Amount of Letters of Credit)	$

12. Outstanding Swing Line Loans	$

13. Revolving Loan Availability [Excess of Item 10 over Item 11]	$

14. Required Prepayment [Excess of sum of Items 11 and 12 over Item 10]	$

Exhibit C

EXHIBIT D
FORM OF
ASSIGNMENT AGREEMENT
Date:

To:	Axis, LLC

and

LaSalle Bank National Association, as Administrative Agent

Re:	Assignment under the Credit Agreement referred to below
Gentlemen and Ladies:
Please refer to Section 15.6.1 of the Credit Agreement dated as of December 28, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Axis, LLC (the “Borrower”), various financial institutions and LaSalle Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.
                     (the “Assignor”) hereby sells and assigns, without recourse, to                      (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to % of all of the Loans, of the participation interests in the Letters of Credit and of the Commitments, such sale, purchase, assignment and assumption to be effective as of, _____, or such later date on which the Borrower and the Administrative Agent shall have consented hereto (the “Effective Date”). After giving effect to such sale, purchase, assignment and assumption, the Assignee’s and the Assignor’s respective Commitments and Pro Rata Shares for purposes of the Credit Agreement will be as set forth opposite their names on the signature pages hereof.
The Assignor hereby instructs the Administrative Agent to make all payments from and after the Effective Date in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.
The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

Exhibit D

The Assignee represents and warrants to the Borrower and the Administrative Agent that, as of the date hereof, the Borrower will not be obligated to pay any greater amount under Section 7.6 or 8 of the Credit Agreement than the Borrower is obligated to pay to the Assignor under such Section. [The Assignee has delivered, or is delivering concurrently herewith, to the Borrower and the Administrative Agent the forms required by Section 7.6 of the Credit Agreement.] [INSERT IF ASSIGNEE IS ORGANIZED UNDER THE LAWS OF A JURISDICTION OTHER THAN THE UNITED STATES OF AMERICA OR A STATE THEREOF.] The [Assignee/Assignor] [Borrower] shall pay the fee payable to the Administrative Agent pursuant to Section 15.6.1.
The Assignee hereby confirms that it has received a copy of the Credit Agreement. Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:
(a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and to have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and
(b) the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.
The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment:
(A) Institution Name:
Address:
Attention:
Telephone:
Facsimile:
(B) Payment Instructions:
This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois.

Exhibit D

Please evidence your receipt hereof and your consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

Percentage = _____%	[ASSIGNEE]

By:

Title:

Adjusted Percentage = _____%	[ASSIGNOR]

By:

Title:

ACKNOWLEDGED AND CONSENTED TO this ____ day of ________, ____

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent

By:

Title:

ACKNOWLEDGED AND CONSENTED TO this ____ day of ________, ____

AXIS, LLC

By:

Title:

Exhibit D

EXHIBIT E
FORM OF NOTICE OF BORROWING
To: LaSalle Bank National Association, as Administrative Agent
Please refer to the Credit Agreement dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Axis, LLC (the “Borrower”), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:
i. The requested borrowing date for the proposed borrowing (which is a Business Day) is  _____,  _____.
ii. The aggregate amount of the proposed borrowing is $  _____, which shall constitute a [Revolving Loan/portion of the Term Loan].
iii. The type of Loans comprising the proposed borrowing are [Base Rate] [LIBOR] Loans.
iv. The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is  _____  months (which shall be 1, 2, 3 or 6 months).
The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.
The Borrower has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on  _____,  _____.

AXIS, LLC

By:

Title:

Exhibit E

EXHIBIT F
FORM OF NOTICE OF CONVERSION/CONTINUATION
To: LaSalle Bank National Association, as Administrative Agent
Please refer to the Credit Agreement dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Axis, LLC (the “Borrower”), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.3 of the Credit Agreement, of its request to:
(a) on [ date ] convert $[_____]of the aggregate outstanding principal amount of the [_____] Loan, bearing interest at the [_____] Rate, into a(n) [_____] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];
[(b) on [ date ] continue $[_____] of the aggregate outstanding principal amount of the [_____] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].
The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.
The Borrower has caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on _____, _____.

AXIS, LLC

By:

Title:

Exhibit F

EXHIBIT G
CONSTRUCTION RIDER
See Attached

Exhibit G

Exhibit G to Credit Agreement
CONSTRUCTION RIDER TO CREDIT AGREEMENT
This Construction Rider to Credit Agreement (as amended, restated or otherwise modified from time to time, this “Rider”) is attached to and made a part of the Credit Agreement dated as of December 28, 2007 among Axis, LLC, as Borrower, LaSalle Bank National Association, as Administrative Agent, and the Lenders from time to time parties thereto (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).
RECITALS:
This Rider sets forth the representations and covenants of the Borrower in connection with the construction of the Improvements and the installation, testing and startup of the Equipment, and the terms and conditions governing Term Loan Advances. Therefore, in addition to the covenants and agreements made in the Credit Agreement, the Borrower, Administrative Agent and Lenders further covenant and agree as follows:
1. Defined Terms. Terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement. Unless otherwise defined in the Credit Agreement, the following capitalized terms used in this Rider shall have the meanings set forth below:
Acceptance Date means the date upon which the Borrower has delivered to Administrative Agent each of (i) a certification from Contractor that the Improvements have been completed in accordance with the Plans in all material respects and a final certificate of occupancy has been issued by the City of Paragould, (ii) a certification from the Association of American Railroads that the axle manufacturing process as contemplated by the Project is in compliance with the requirements of the Association of American Railroads for producing and selling railcar axles, (iii) a certification from each of the Major Equipment Sellers that such Major Equipment Seller has satisfied the final acceptance test with respect to the installation of the Equipment furnished by such Major Equipment Seller.
Application has the meaning set forth in Section 5.1(a) of this Rider.
Architect means the Contractor in its capacity as architect and engineer under the Design/Build Contract.
As-Built Survey has the meaning set forth in Section 3.3 of this Rider.
Change Order has the meaning set forth in Section 3.2 of this Rider.
Completion Date means the first date upon which the last of the following shall have occurred: (a) the Acceptance Date, (b) the Equipment has been in continuous production at a level sufficient to support production of Inventory required to meet the projected financial performance of the Project and in any event not less than 90 consecutive days, (c) the Borrower has provided Administrative Agent the Completion Date Financial

Projections and (d) the Borrower has provided Administrative Agent the then-existing Supply Agreements.
Completion Date Financial Projections means financial projections of the Borrower (i) based on assumptions certified by the Borrower, (ii) supported by forecasts by a recognized industry forecaster for new railcar production and (iii) reasonably acceptable to the Required Lenders (and each of the Lenders existing on the Closing Date, so long as the then-existing Pro Rate Share of each such Lender is not less than half the Pro Rata Share of such Lender as of the Closing Date) in form and substance for the Project based on the then-existing Supply Agreements and other relevant information demonstrating pro forma compliance with the financial covenants set forth in Section 11.14 of the Credit Agreement through the Term Loan Maturity Date.
Construction Advance means a Term Loan Advance for items included in the Construction Budget.
Construction Budget means the line item in the Project Budget allocated to construction of the Improvements consisting of (for the avoidance of doubt) the item designated as R5 in the Project Budget, as modified from time to time pursuant to Section 3.2 of this Rider.
Construction Completion Schedule means the construction completion schedule indicating the anticipated progress of construction of the Improvements and installation of the Equipment, as approved by Administrative Agent.
Construction Documents means, collectively, the Plans, the Design/Build Contract, the Construction Completion Schedule and the Construction Budget.
Consultant means an independent consulting architect, inspector, and/or engineer employed by Administrative Agent in Administrative Agent’s sole discretion.
Contractor means Forcum Lannom Contractors.
Design/Build Contract means the contract between Borrower and Contractor for the design and construction of the Improvements in accordance with the Plans for a guaranteed maximum amount not to exceed the total amount of the Construction Budget (i.e., [REDACTED*]), as such contract is approved by Administrative Agent (which approval shall not be unreasonably withheld or delayed).
Disbursement Request means a Disbursement Request in the form of Exhibit 1 attached to this Rider.
Equipment means the axle forging equipment to be utilized in the Project, including without limitation, the Major Equipment.
Equipment Advance means a Term Loan Advance for payment of the purchase price of the Equipment, the installation of the Equipment or the testing thereof.

Equipment Contract means each contract or purchase order for the purchase of Equipment, including each Major Equipment Contract.
Equipment Seller means a seller of Equipment under an Equipment Contract.
Force Majeure Event means the occurrence of a delay caused by an event or circumstance beyond Borrower’s control, such as fire, casualty or adverse weather.
Governmental Approvals means collectively, all consents, licenses, and permits and all other authorizations or approvals required from any Governmental Authority to construct, occupy or operate the Project.
Governmental Authority means each governmental or quasi-governmental unit or authority having jurisdiction over the scope or performance of the Project or the use, occupancy or operation of the Project or any portion thereof.
Improvements means collectively, the building and all other improvements to be constructed on the Land as set forth on the Plans.
Land means certain real property located in the City of Paragould, County of Greene, State of Arkansas and legally described in Schedule 1 attached to this Rider.
Laws means all laws, regulations and rules imposed by Governmental Authorities governing the Project and/or the use, occupancy or operation of the Project.
Major Equipment Contract means each contract for the purchase of Equipment set forth on Schedule 3 and any other contract for the purchase of a portion of the Equipment for an amount equal to or greater than $2,000,000, in each case as approved by Administrative Agent (which approval will not be unreasonably delayed or withheld).
Major Equipment Seller means each seller of Equipment under a Major Equipment Contract.
Plans means the plans and specifications for construction of the Improvements, as approved by Administrative Agent, and as modified from time to time pursuant to Section 3.2 of this Rider.
Project means, as the context requires, the construction of the Improvements and the installation, testing and start-up of the Equipment or, following the Acceptance Date, collectively, the Land, the Improvements and the Equipment.
Project Advance means a Term Loan Advance, other than a Construction Advance or an Equipment Advance, for any item in the Project Budget.
Project Budget means the project budget for the full development and completion of the Project, which has been approved by Administrative Agent, a copy of which is attached to this Rider as Schedule 2, as modified from time to time pursuant to Section 3.2 of this Rider.
Real Property means, collectively, the Land and the Improvements.
Supply Agreements means supply agreements and/or letters of intent between the Borrower and one or more of Borrower’s customers with regard to the production and sale by Borrower of railcar axles and related products.
Term Loan Advance means, individually or collectively, any Construction Advance, Equipment Advance or Project Advance, each constituting an advance of the Term Loan.
Title Insurer means Stewart Title Guaranty Company or such other title insurance company licensed in the State of Arkansas as may be approved in writing by Administrative Agent in Administrative Agent’s sole discretion.
Title Policy means a 2006 ALTA Mortgagee’s Loan Title Insurance Policy with extended coverage issued by the Title Insurer insuring the lien of the Collateral Documents as a valid first, prior and paramount lien upon the Real Property and all appurtenant easements, and subject to no exceptions other than the Permitted Liens and those endorsements required by Administrative Agent, including without limitation, zoning (ALTA 3.1 with parking, based upon the Plans), access (ALTA 17), variable rate (ALTA 6 and ALTA 6.2), comprehensive (ALTA 9), future advance (ALTA 14), location (ALTA 22), tax parcel (ALTA 18 or 18.1), contiguity (ALTA 19), usury and creditors’ rights (ALTA 21), environmental protection lien (ALTA 8.1), subdivision, utility facilities, and same as survey.
2. Representations and Warranties. In addition to the representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents, to induce each Lender to make each Construction Advance, the Borrower represents and warrants to the Administrative Agent and the Lenders that (as of the date of each Construction Advance):
2.1. Construction Documents. The Borrower has furnished Administrative Agent with accurate and complete copies of all Construction Documents (each as amended, if applicable).
2.2. Design/Build Contract. The Design/Build Contract provides (or when executed will provide) that Contractor will furnish to Borrower all architectural and engineering services necessary for the design and completion of the Improvements.
2.3. Project Budget. The Project Budget represents the Borrower’s good faith estimate of all costs and expenses of the Project, including soft costs, construction hard costs relating to the Improvements, permit and entitlement fees and charges, Loan expenses and interest, insurance costs, property taxes and the cost of purchasing, installing and testing the Equipment.

2.4. Construction Budget. The Construction Budget includes all costs of completing the Improvements.
2.5. Status of Construction Work. Except as disclosed to Administrative Agent in writing, no construction work has commenced on the Land. All completed construction work or delivered materials, if any, has been fully paid or will be paid for with the applicable Construction Advance.
2.6. Access, Utilities. To the best of the Borrower’s knowledge, all access from public roads and utilities (including sanitary and storm sewers) necessary to complete the construction of and operate the Improvements and the Equipment are available (whether or not complete).
2.7. Compliance with Laws. The Project will at all times be in material compliance with all Laws and all Governmental Approvals, including building permits, for the construction, use, occupancy and operation of the Project.
2.8. Major Equipment Contracts. As of the date of this Rider, Schedule 3 sets forth all of the Major Equipment Contracts and all change orders or amendments thereto.
3. Affirmative Covenants. In addition to the covenants set forth in the Credit Agreement and the other Loan Documents, the Borrower covenants, unless at any time the Required Lenders (or all Lenders, as set forth in Section 15.1 of the Credit Agreement) shall otherwise expressly consent in writing, as follows:
3.1. Performance of Construction. The Borrower will cause the construction of the Improvements to be performed diligently and continuously (except as otherwise permitted hereby) in a good and workmanlike manner in accordance with the Construction Documents.
3.2. Change Orders. The Borrower will give Administrative Agent prompt written notice of any proposed changes to the Construction Budget, the Project Budget or the Plans and not amend any of the Construction Documents without (i) the prior written consent of Required Lenders and (ii) obtaining any necessary Governmental Approvals; provided that the Borrower may without Administrative Agent consent but only after reasonable prior notice to Administrative Agent execute and implement change orders (each, a “Change Order”, collectively, the “Change Orders”) to the Design/Build Contract and make changes to the Plans, the Project Budget and the Construction Budget if (x) such change does not result in a material increase or decrease in the scope or design of the Project or the quality of the Improvements, (y) the Change Order is for less than $500,000, and (z) the aggregate sum of all Change Orders does not exceed $2,000,000; provided further that the Borrower shall not reallocate any portion of the Construction Budget amount to another line item in the Project Budget unless either (A) funds remaining in the Construction Budget are sufficient to complete the Improvements or (B) the Improvements have been completed and each of the Contractor and the Consultant has certified thereto, provided further that Change Orders with respect to reallocations of up to fifty percent (50%) (in the aggregate) of the contingency line item set forth in the Project Budget to another line item in the Project Budget shall be disregarded when determining compliance with clauses (y), (z), (A) and (B) of this Section 3.2.
3.3. Survey Delivery. Within sixty (60) days after the Acceptance Date, the Borrower shall furnish Administrative Agent two copies of an as-built survey of the completed Project prepared by a land surveyor registered in the State of Arkansas and prepared in accordance with the 2005 American Land Title Association/American Congress on Surveying and Mapping Standards and certified in favor of the Borrower, Administrative Agent and Title Insurer, such certification to be substantially in the form attached as Exhibit 2 (the “As-Built Survey”).
3.4. Delay. The Borrower will not permit the pace of construction of the Improvements or installation of the Equipment to materially vary from the Construction Completion Schedule, and will not permit the material cessation of work for a period in excess of ten (10) consecutive days without Administrative Agent’s prior written consent, except for a Force Majeure Event, in which event the Borrower shall not permit cessation of work in excess of forty-five (45) consecutive days. The Borrower shall furnish Administrative Agent with written notice within five (5) days of the occurrence of a Force Majeure Event or any event which is likely to cause a material delay or interruption of construction, or the timely occurrence of the Acceptance Date. It shall be an Event of Default under the Credit Agreement if Contractor or any Major Equipment Seller terminates, provides notice to the Borrower of its intention to terminate, anticipatorily repudiates the Design/Build Contract or a Major Equipment Contract, as applicable, or notifies the Borrower that its performance under the Design/Build Contract or a Major Equipment Contract, as applicable, will be suspended, and within forty-five (45) days of such termination, notice or anticipatory repudiation, the Borrower has not identified a replacement contractor, and within a reasonable time thereafter not to exceed forty-five (45) days, entered into contracts and other agreements with such replacement contractor or equipment seller, as applicable, as are approved by Administrative Agent (such approval not to be unreasonably withheld or delayed) and reasonably necessary with respect to the Project.
3.5. Compliance with Governmental Approvals. The Borrower will cause the Project to be performed in material compliance with all applicable Laws, Governmental Approvals, declarations, covenants or restrictions of record, and all other agreements relating to the Project or any part thereof. The Borrower shall not permit any Governmental Approvals issued in connection with the development of the Project (to the extent that any such permits or Governmental Approvals continue to remain necessary for the construction of the Project) to expire (unless such expiration could not reasonably be expected to have a Material Adverse Effect) and will proceed with the Project according to the Governmental Approvals, including building permits, approved or issued by the Governmental Authorities and in compliance with any time schedules or time limits imposed by such Governmental Authorities. In no event shall any portion of the Project be performed unless all Governmental Approvals required in connection with the performance of such portion of the Project are then in full force and effect. All necessary Governmental Approvals shall be legally valid and remain in full force and effect throughout the construction of the Project

(or, to the extent applicable, such lesser time period as shall be required by such authorities and/or by applicable Law for the performance of the construction to which such Governmental Approvals relate). In the event that any of such Governmental Approvals is suspended during such time period, the Borrower shall take all necessary steps to cause any such suspended Governmental Approvals to be reinstated to full force and effect within ten (10) days of their suspension.
3.6. Correction of Defects. The Borrower shall correct any structural or material defect in the Plans or any material departure from the Plans or the specifications for the Equipment not accepted by Administrative Agent, it being understood and agreed that the advance of any Loan proceeds will not constitute a waiver of Administrative Agent’s right to require compliance with this section with respect to any such defects or departures.
3.7. Mechanics’ Liens and Contest Thereof. The Borrower will not suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Project and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof; provided, however, that the Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that the Borrower notify Administrative Agent of its desire to do so in writing and post a statutory lien bond that removes such lien from title to the Project within twenty (20) days of the earlier of written notice by the Borrower to Administrative Agent of the existence of such lien or written notice by Administrative Agent to the Borrower of the existence of the lien. Lenders will not be required to make any further disbursements of the proceeds of the Term Loan unless or until either (a) all mechanics’ lien claims have been removed, or completely banded over, or insured over by the Title Insurer, or (b) Administrative Agent, at its sole option, elects to restrict disbursements to reserve sufficient sums to pay 150% of all such lien claims. In the event the Borrower shall fail to discharge any such lien, or such lien is not otherwise fully reserved for or bonded over as set forth above, Administrative Agent may, at its election in its sole discretion, cause such lien to be satisfied and released or otherwise provide security to the Title Insurer to indemnify over such lien. Any amounts so expended by Administrative Agent or Lenders, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Term Loan or, at Administrative Agent’s election, the Revolving Loan. In settling, compromising or discharging any claims for lien, Administrative Agent shall not be required to inquire into the validity or amount of any such claim.
3.8. Equipment Contracts. Borrower shall not enter into any Major Equipment Contract without the approval of Administrative Agent, which approval will not be unreasonably withheld or delayed. Administrative Agent acknowledges that each of the Equipment Contracts set forth on Schedule 3 have been approved by Administrative Agent. The Borrower will timely perform each of its material obligations under each Equipment Contract and diligently enforce the obligations of each Major Equipment Seller under each Major Equipment Contract. The Borrower will not materially amend any Major Equipment Contract or waive or permit the delay in performance of any obligations of any Equipment Seller under any Equipment Contract. The Borrower will promptly notify Administrative

Agent of the receipt or issuance by the Borrower of any notice of default under any Major Equipment Contract and furnish Administrative Agent with a copy of any proposed amendment to a Major Equipment Contract no less than two (2) Business Days before it is entered into. Borrower will promptly furnish Administrative Agent with copies of all other Equipment Contracts and any amendments thereto.
3.9. Contractor’s Insurance. The Borrower will cause the Contractor and Major Subcontractor to maintain (and deliver to the Borrower) evidence of workers’ compensation and employers’ liability insurance as required by Arkansas law.
3.10. Certifications. The Borrower will use commercially reasonable efforts to provide that the certifications described in the defined term “Acceptance Date” are issued directly to Administrative Agent or otherwise provide for reliance by Administrative Agent.
4. Conditions to First Construction Advance. In addition to the conditions set forth in Section 12.2 of the Credit Agreement and Sections 5 and 7 of this Rider, the initial Construction Advance is subject to the following conditions:
4.1. Title Policy. The Borrower shall have caused the Title Insurer to issue the Title Policy, all premiums therefor having been paid.
4.2. Zoning. The Borrower shall have caused that portion of the Real Property which is zoned for commercial use as of the date hereof to be rezoned for industrial/manufacturing use consistent with the intended use of the Project as an axle manufacturing facility.
4.3. Easements. All easements for access, rail service and utilities required for the operation of the Project, as determined by Administrative Agent, shall be in place and constitute insured parcels under the Title Policy.
4.4. Collateral Assignment of Project Documents. The Borrower shall have executed and delivered a Collateral Assignment of Project Documents in form and substance satisfactory to Administrative Agent.
4.5. Title Documents. Administrative Agent shall have reviewed and approved all documents of record referred to on Schedule B of the Title Policy.
4.6. Survey. Administrative Agent shall have received and approved a survey of the Land containing a certification in the form of Exhibit 2.
4.7. Insurance. Administrative Agent shall have reviewed and approved (and received copies of, together with original certificates of insurance for) insurance required by Administrative Agent in connection with the construction of the Projects, including without limitation (a) a so-called Builder’s Risk Completed Value non-reporting form insurance policy for one hundred percent (100%) of the insurable replacement value of the Improvements with such other coverages as Administrative Agent and (b) the insurance described in Section 3.9 with respect to the Contractor.

4.8. Project Budget and Construction Documents. Administrative Agent shall have received and approved each of the Project Budget, the Construction Budget, the Plans, the Design/Build Contract and the Construction Completion Schedule.
4.9. Construction Consents. The Borrower shall have caused to be delivered to Administrative Agent a separate consent to assignment and subordination of lien agreement in form and substance satisfactory to Administrative Agent executed by Contractor.
4.10. Flood Insurance. The Borrower shall have caused to be delivered to Administrative Agent a flood insurance policy covering the Real Property if required by the Flood Disaster Protection Act of 1973.
4.11. Soil Report. Administrative Agent shall have reviewed and approved a soil conditions report prepared by a qualified soil engineer.
4.12. Architect’s/Engineer’s Certificate. Administrative Agent shall have received a certificate from the Contractor (in its capacity as architect and engineer under the Design/Building Contract) in form and substance satisfactory to Administrative Agent.
4.13. Assignment of Equipment Contracts. Administrative Agent shall have received evidence satisfactory to Administrative Agent that Borrower has been assigned, if applicable, and is the owner of the Equipment Contracts (free of any liens or encumbrances except for Permitted Liens), that each of the Equipment Sellers has consented to such assignment and Administrative Agent’s Liens, in each case as applicable, such consents to be in form and substance satisfactory to Administrative Agent.
4.14. Appraisal. Administrative Agent shall have received an “as complete” appraisal of the Project, prepared by an independent appraiser engaged directly by the Administrative Agent, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act and shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, if applicable.
5. Conditions to each Construction Advance.
5.1. Construction Advances. Each Construction Advance (including the initial Construction Advance) shall be subject to satisfaction of the following conditions:
(a) At least ten (10) Business Days prior to the date of any Construction Advance, the Borrower shall have delivered to Administrative Agent the following documentation (collectively referred to herein as the “Application”): (i) a completed and executed Disbursement Request, (ii) completed and executed American Institute of Architects (AIA) Forms G702 and G703 (or other forms acceptable to Administrative Agent) and lien waivers and such other waivers and affidavits as may be required by the Title Insurer in order to issue the endorsement described in clause (d) below from Contractor and each subcontractor seeking payment for work performed, and (iii) copies of invoices, cancelled checks, contracts, bills, change orders, and other statements and information as may be requested by Administrative Agent;
(b) All Improvements to and including the stage represented in the current Application shall have been completed in substantial accordance with the Plans, and the Borrower is in all material respects meeting the dates set forth in the Construction Completion Schedule and completion of the Project anticipated on or before the Acceptance Date;
(c) Administrative Agent or Consultant shall have reviewed each Disbursement Request and shall have determined (which determination shall not be unreasonably withheld or delayed) that (i) such Disbursement Request is approved for payment and that all work described in or covered by such Disbursement Request has been performed in accordance with the Plans, and (ii) all materials covered by the Disbursement Request have been incorporated into the Improvements or adequately stored and insured on or off the Land in the manner required by this Rider;
(d) Administrative Agent shall have received, at the Borrower’s expense, an endorsement to the Title Policy insuring the priority of the lien of the Mortgage on the Real Property with respect to such disbursement and indicating that no intervening liens exist against the Project;
(e) Upon request, the Borrower shall deliver a foundation survey to Administrative Agent after the footings and foundation of the Improvements are in place, which survey shall show the location of the foundations of the Improvements on the Land with relation to the boundary lines of the Land and all easements and set-back lines and shall be prepared by a registered engineer who shall certify that such foundation is in compliance with all required set-back or building restriction liens; and at any time a survey is required from the Borrower, as aforesaid, the Contractor shall certify on each such survey that the construction completed to date as shown on such survey disclosed no violations, encroachments, or variations of set-back or other restrictions other than those which Administrative Agent may waive in writing; and
(f) The Borrower shall have paid to Administrative Agent or any Lender any and all fees then due and payable in cash to Administrative Agent or such Lender and any and all costs then due and payable in cash incurred by Administrative Agent and Lenders up to the date of such Construction Advance (and the Borrower hereby authorizes Administrative Agent to increase the Disbursement Request by such amounts to effectuate payment to Administrative Agent and Lenders).
5.2. Final Construction Advance. The final Construction Advance, including all retainage (except for funds held by Administrative Agent pending completion of so-called “punch list” items of work remaining, as identified by the Borrower and the Contractor and approved by Administrative Agent) shall be made within thirty (30) days after completion of the Improvements as determined by the Consultant (which determination will not be unreasonably withheld or delayed) and, in addition to the conditions set forth in

Section 5 above, shall be conditioned upon the following: (a) satisfactory receipt by Administrative Agent of a final certificate of occupancy or other approval issued by each Governmental Authority having jurisdiction over the right to approve the use or occupancy of the Project, (b) removal from the Title Policy of any general exception regarding mechanics’ liens, and (c) delivery of an As-Built Survey in form and substance acceptable to Administrative Agent.
6. Conditions to Equipment Advances and Project Advances. Each Equipment Advance and Project Advance shall be subject to satisfaction of the following conditions:
(a) Administrative Agent shall have reviewed and approved each Major Equipment Contracts;
(b) At least two (2) Business Days prior to the first Equipment Advance and ten (10) Business Days prior to the date of any subsequent Equipment Advance or Project Advance, the Borrower shall have submitted to Administrative Agent a Disbursement Request covering such Equipment Advance and/or Project Advance together with copies of invoices and other information as may be requested by Administrative Agent to verify that such Equipment Advance or Project Advance is for an appropriate amount included in the Project Budget and that labor, material, service or expense which is the subject of the Equipment Advance or Project Advance has been delivered or fully performed;
(c) With respect to any Equipment Advance or Project Advance to pay for services or materials which create mechanics’ or other statutory liens, the Borrower has complied with Section 5.1(a), (d) and (e) as if such Equipment Advance or Project Advance were a Construction Advance;
(d) With respect to each Equipment Advance, each Equipment Contract is in full force and effect without default; and
(e) Until each of the conditions set forth in Section 4 of this Rider is satisfied, Equipment Advances and Project Advances shall not, in the aggregate, exceed [REDACTED*].
7. Additional Construction Covenants.
7.1. Applications. Notwithstanding anything to the contrary set forth herein, Term Loan Advances shall be made no more often than monthly in a single advance in a minimum amount of $500,000 pursuant to an Application covering any Construction Advance, Equipment Advance, and Project Advance included in the Application. No Construction Advances or Equipment Advances shall be made after the earlier of (a) the Outside Completion Date and (b) the Acceptance Date. Term Loan Advances shall bear interest only after the funds are disbursed in accordance with the terms hereof. Except as provided in Section 3.2, no line item shown in the Project Budget or the Construction Budget may be used or reallocated for costs and expenses of any other line item without the prior approval of Administrative Agent. Once the maximum stated amount in the Project Budget for any line item or the Construction Budget is disbursed, no further disbursements for that line item or, in the case of the Construction Budget, with respect to cost of the Improvements, will be made except for reallocations otherwise permitted under Section 3.2 (including without limitation, for the avoidance of doubt, reallocations of contingency line items). The interest reserve in the Project Budget shall not be reallocated without Administrative Agent’s consent. The approval of Applications by Administrative Agent or Consultant shall not constitute an acceptance of the work and materials nor be binding upon Administrative Agent or Lenders, except to the extent that the facts actually are as represented when approved. Lenders agree to use reasonable efforts to make Term Loan Advances within five (5) Business Days after Administrative Agent’s receipt of a completed Application, however, Lenders shall have no liability to the Borrower or any other entity or individual if such Lender fails to make any Term Loan Advance within said time frame.
7.2. Administrative Agent’s Inspection. Administrative Agent and its agents and representatives, including without limitation, any Consultant, shall have the right, at any reasonable time, to enter and visit the Project for the purpose of observing the Project and inspecting the progress thereof. After notice to Administrative Agent, the agents and representatives of any Lender, at the sole expense of such Lender, may accompany the agent and representatives of Administrative Agent when observing or inspecting the Property. If, for any reason, Administrative Agent deems it necessary to cause the construction of the Improvements or the Equipment to be examined by its representatives or Consultant prior to making any Construction Advance or Equipment Advance (including any Construction Advance relating to the stored materials as more particularly set forth in Section 7.3 below), it shall have a reasonable time to do so or to cause Consultant to do so, and pursuant thereto Administrative Agent and Contractor may request a meeting with any Contractor or others to evaluate the status of the Project, and Lenders shall not be required to make any Construction Advance or Equipment Advance until such examination or meeting has been completed and is satisfactory to Administrative Agent. If, as a result of such examination, Administrative Agent finds some portion of the Project unsatisfactory, Administrative Agent shall provide for the Borrower a copy of the report of Consultant relating to such examination. Any such inspection by Administrative Agent or its representatives shall be for the sole benefit of Administrative Agent and the Borrower and for ensuring that the Project is proceeding satisfactorily and that the Obligations are secure. In no event shall such inspection be construed as participation by Administrative Agent or Lenders in the Project, as approval by Administrative Agent or Lenders of the quality of the Project, or as a warranty that the Improvements comply with local building codes or the Plans or that the Equipment complies with the specifications in the applicable Equipment Contract. The Borrower agrees to pay all reasonable fees and reasonable out-of-pocket charges and expenses incurred by Consultant and invoiced to Borrower.
7.3. Stored Materials. All materials for which a Construction Advance has been made shall have been either incorporated into the Improvements, or stored in accordance with the following requirements:
(a) All stored materials, whether stored at the Project or off-site, must be, in Administrative Agent’s reasonable opinion, adequately stored, safeguarded and insured;

(b) The Borrower shall provide to Administrative Agent, with each requisition submitted wholly or in part for materials to be stored, whether stored at the Project or off-site, a copy of the relevant bill of sale and evidence of insurance, which shall show Administrative Agent as an additional insured;
(c) To the extent the total value of all materials stored off-site would exceed $100,000.00, such excess materials shall be stored in a bonded warehouse (except for lumber, which may be stored in an insured reload center);
(d) The total value of all stored materials, whether stored at the Project or off-site, shall not exceed ten percent (10%) of the Construction Budget at any one time. For purposes of determining compliance with the limitation set forth in the foregoing clause (c) above and in this clause (d), stored materials shall not be deemed to include any materials reflected as “stored materials” on any particular Application that are actually incorporated into the Project as fixtures prior to the submission of the next succeeding Application hereunder; and
(e) As a condition to any Construction Disbursement for materials stored outside the Paragould, Arkansas, metropolitan area, Administrative Agent shall be entitled to require that the Consultant inspect and approve such materials at the site where they are stored, and the Borrower shall pay all costs and fees of the Consultant, including travel costs, incurred in connection therewith.
7.4. Retainage. Provided that all other conditions to disburse amounts in the Term Loan have been satisfied with respect to an Application, Lenders shall disburse to the Borrower, in accordance with the Construction Budget, at least ninety percent (90%) of the amounts due to contractors, subcontractors and laborers with respect to the construction of the Improvements, except that (i) requests for payment made by the Contractor for “general conditions” expenses, the Contractor’s fee, permits and direct material purchases shall not be subject to retainage, and (ii) Lenders may disburse greater than ninety percent (90%) of the amounts due at any time in Required Lenders’ discretion. Administrative Agent will release the balance of the retainage upon satisfaction of the conditions of Section 5.2 of this Rider.
7.5. Use of Proceeds. The Borrower will use the proceeds of Term Loan Advances solely for the costs described in the approved Project Budget and will promptly, upon receipt of a Term Loan Advance, pay the expenses for which the Term Loan Advance was requested in the Disbursement Request and related documents. The Borrower will receive Term Loan Advances to be made hereunder and will hold the right to receive the same as a trust fund for the purposes of paying the costs of the Project. The funds disbursed shall not be subject to any attachment against the Borrower or any assignment by operation of law or otherwise. At Administrative Agent’s option, and without limiting any provision hereof, Term Loan Advances shall be made by Administrative Agent to the Borrower or directly to any third party entitled to payment of costs included in any Disbursement Request, or through an escrow pursuant to an agreement with the Title Insurer (for payments with respect to work or services for which any third party has a statutory right to file a lien against the Project which may be superior to Administrative Agent’s lien priority).
7.6. Damage to Project. If the Land, Improvements, the Equipment or any of them, suffer damage or destruction, Lenders may, without liability, refuse to make any further Term Loan Advances until satisfactory arrangements for restoration or replacement of the Land and Improvements have been made.
8. Additional Remedy. Upon the occurrence of and during the continuance of an Event of Default under the Credit Agreement, this Rider or the other Loan Documents, Administrative Agent, in addition to all other rights, options, and remedies granted to Administrative Agent under the Loan Documents or at law or in equity, may take possession of the Project and do anything that is necessary or appropriate in its sole judgment to fulfill the construction and completion obligations of the Borrower under the Credit Agreement, this Rider and the other Loan Documents. Without restricting the generality of the foregoing and for the purposes aforesaid, the Borrower hereby appoints and constitutes Administrative Agent its lawful attorney-in-fact with full power of substitution to complete construction of the Improvements and installation of the Equipment with such changes to the Plan or the Equipment Contract as Administrative Agent may deem appropriate using the Contractors or other contractors selected by Administrative Agent; to use any undisbursed portion of the Term Loan or the Revolving Loan or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the Term Loan Commitment, to pay, settle or compromise all existing and future bills and claims, which may be liens or security interest, or to avoid such bills and claims becoming liens against the Project; to execute all Disbursement Requests and certificates in the name of the Borrower or prosecute and defend all actions or proceedings in connection with the Project; and to do any and every act which the Borrower might do in it own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked. The Borrower agrees to pay all reasonable out-of-pocket charges and expenses incurred by Administrative Agent (including the fees and expenses of Administrative Agent’s counsel, advisors and consultants) in exercising its rights and remedies pursuant to this Section 8, including the retention of construction management consultants and other advisors or contractors necessary to supervise and complete construction of the Improvements. Administrative Agent and Lenders shall have no obligation to take any of the foregoing action nor shall taking any such action constitute an election of remedies which limits any other remedies of Administrative Agent and Lenders.
9. Conflicts. The terms and conditions of this Rider shall prevail in the event of any conflict between this Rider and the Credit Agreement to which it is attached and of which it is made a part, except that the terms and conditions of Section 15.1 of the Credit Agreement shall prevail in the event of any conflict between this Rider and such Section 15.1 of the Credit Agreement regarding waivers and modifications.

EXHIBIT 1
TO CONSTRUCTION RIDER
(FORM OF DISBURSEMENT REQUEST)
Date:
Pursuant to the Construction Rider attached to the Credit Agreement dated as of                      among Axis, LLC, as borrower, LaSalle Bank National Association, as Administrative Agent, and the Lenders from time to time parties thereto, the Borrower hereby requests a Term Loan Advance in the amount of:
$                                        ; consisting of a Construction Advance in the amount of $                    , an Equipment Advance in the amount of $                     and a Project Advance in the amount of $                    .
The Borrower hereby certifies as true and swears under oath, to the Lender, the following:
With respect to the Construction Advance:
(a)	The cost of Change Orders regarding the construction of the Improvements is:
Change Orders agreed upon with Contractor: $                    .
Change Orders in dispute with Contractor: $                    .
Potential Change Orders under review by the Borrower or Contractor: $                    .
(b)
All Change Orders are reflected above or have been previously submitted to Administrative Agent for approval or, if approval is not required under Section 3.2, copies thereof have been delivered to Administrative Agent.

(c)
The amount requested for the Construction Advance (i) has been approved by the Borrower and Contractor (in its capacity as architect and engineer under the Design/Build Contract) as payment for work and materials furnished for the Project in conformance with the Plans (as modified by any Change Orders), (ii) represents the actual amount payable to the Contractor or subcontractors who have performed work on the Project, and (iii) will be used as payment for the work described on the attached documentation and for no other reason.

With respect to the Equipment Advance:

(a) the amount requested has been approved for payment by the Borrower and is due under the applicable Equipment Contracts, which is in full force and effect without default.
(b) Schedule 1 to this Disbursement Request sets forth a breakdown of all payments to Equipment Sellers identifying (i) each Equipment Contract with respect to which any portion of the Equipment Advance will be applied, (ii) the amount of the payment, (iii) any Change Orders to such Equipment Contract, (iv) payments under such Equipment Contract to date and (v) the balance due under such Equipment Contract after application of such current payment.
With respect to the entire Term Loan Advance:
(a)
All prior Term Loan Advances by Lender to the Borrower have been paid to the parties entitled to such payment, and all such Loan proceeds have been used for the purposes set forth in the Credit Agreement.

(b)
(i) all conditions and obligations precedent to this Term Loan Advance have been satisfied under the Construction Rider and the Credit Agreement; (ii) all representations and warranties made by the Borrower to Lender continue to be accurate; and (iii) no default has occurred and continues to exist.

(c)
No event or condition exists which could result or has resulted in Borrower, Contractor or any Equipment Seller failing to (or causing others to fail to) satisfy all milestones or completion dates under the Construction Completion Schedule.

Capitalized terms set forth above shall have the meanings described in the Credit Agreement and the Construction Rider. The Borrower acknowledges that Lenders are relying on the accuracy of the above statements in making the Term Loan Advance.
IN WITNESS WHEREOF, the Borrower has executed this Disbursement Requisition as of
DATE:                                               , 20      .

AXIS, LLC
By:
Name:
Title:

SCHEDULE 1
TO DISBURSEMENT REQUEST
dated
BREAKDOWN OF EQUIPMENT ADVANCE

EXHIBIT 2
TO CONSTRUCTION RIDER
(FORM OF SURVEYOR’S CERTIFICATE)
The undersigned certifies to LaSalle Bank National Association (“Agent”) (as Administrative Agent for certain Lenders under that certain Credit Agreement among Agent, the Lenders party thereto from time to time and Axis LLC), and Axis LLC and their respective successors, nominees and assigns, and [                     Title Insurance Borrower] that this map or plat and the survey on which it is based were made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and NSPS in 2005, and includes the Items 1 through 18 (except item 5) of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of Arkansas, the Relative Positional Accuracy of this survey does not exceed that which is specified therein. In addition, the undersigned certifies that: (a) the survey represented herein is an accurate survey of all the real property legally described herein (the “Property”); (b) the within survey properly and accurately indicates and locates all visible improvements on the Property as of                      [current date]; (c) the within survey was prepared under the direct supervision and control of the undersigned from an actual survey made of the Property legally described herein; (d) there are no encroachments either across property lines or zoning restriction lines in effect as of                      [current date]; (e) the within survey properly designates and locates all visible or recorded easements as shown in the title insurance Commitment issued by                                          dated                     , 20      ; (f) ingress to and egress from the Property is provided by                                                              Street(s) upon which the Property abuts, the same being paved and dedicated rights-of-way maintained by the [City, Village, Town] of                                         ; (g) the Property is not located in an area or zone designated as or which constitutes a “Special Flood Hazard Area” as disclosed by the applicable Flood Insurance Rate Map issued by FEMA; (h) the Property does not service any adjoining property for drainage, ingress, egress or any other purpose; (i) the Property (as delineated) on the survey, does not constitute an illegal subdivision of land under local, county or city ordinances; and (j) there are no material conflicts between the standards described above and any applicable local or state standards.

SCHEDULE 1
TO CONSTRUCTION RIDER
LEGAL DESCRIPTION OF LAND
That part of Section 7, Township 16 North, Range 6 East, described as follows: Beginning at the Southeast corner of the SW 1/4 SW 1/4 of said Section 7, run thence N 89° 40’ W 159.7 feet to the true point of beginning, run thence Northerly along a curve to the left having a radius of 70.3 feet a distance of 110.1 feet, run thence N 0° 34’ E 47.9 feet, run thence Northeasterly along a curve to the right having a radius of 40.5 feet a distance of 9.9 feet, run thence N 14° 38’ E 183.2 feet, run thence Northerly along a curve to the left having a radius of 58.4 feet a distance of 14.9 feet, run thence N 0° 01’ E 288.6 feet, run thence Northwesterly along a curve to the left having a radius of 750.0 feet a distance of 186.3 feet, run thence Northwesterly along a curve to the left having a radius of 71.0 feet a distance of 81.4 feet, run thence Westerly along a curve to the left having radius of 750.0 feet a distance of 154.4 feet, run thence S 88° 40’ W 91.5 feet, run thence Southerly along a curve to the left having a radius of 59.6 feet a distance of 94.0 feet, run thence S 1° 43’ E 411.4 feet, run thence Easterly along a curve to the left having a radius of 6.1 feet a distance of 9.0 feet, run thence S 88° 46’ E 13.9 feet, run thence S 1° 53’ E 374.0 feet, run thence S 89° 40’ E 218.0 feet to the true point of beginning, containing 6.72 acres, more or less, SUBJECT to the right-of-way of Highway 358 off the South side thereof and all utility easements.
ALSO AN EASEMENT FOR INGRESS AND EGRESS DESCRIBED AS FOLLOWS: That part of Section 7, Township 16 North, Range 6 East, described as follows: Beginning at the Southeast corner of the SW 1/4 SW 1/4 of said Section 7, run thence N 89° 40’ W 4.4 feet to the true point of beginning, run thence N 89° 40’ W 155.3 feet, run thence Northerly along a curve to the left having a radius of 70.3 feet a distance of 110.1 feet, run thence N 0° 34’ E 47.9 feet, run thence Northeasterly along a curve to the right having a radius of 40.5 feet a distance of 9.9 feet, run thence N 14° 38’ E 183.2 feet, run thence Northerly along a curve to the left having a radius of 58.4 feet a distance of 14.9 feet, run thence N 0° 01’ E 288.6 feet, run thence Northwesterly along a curve to the left having a radius of 750.0 feet a distance of 186.3 feet, run thence Northwesterly along a curve to the left having a radius of 71.0 feet a distance of 81.4 feet, run thence Westerly along a curve to the left having a radius of 750.0 feet a distance of 154.4 feet, run thence N 1° 20’ W 24.0 feet, run thence N 88° 44’ E 218.1 feet, run thence Southerly along a curve to the right having a radius of 39.1 feet a distance of 62.3 feet, run thence S 0° 01’ W 526.1 feet, run thence Southwesterly along a curve to the right having a radius of 82.4 feet a distance of 21.0 feet, run thence S 14° 38’ W 183.2 feet, run thence Southerly along a curve to the left having a radius of 16.5 feet a distance of 4.1 feet, run thence S 0° 34’ W 47.9 feet, run thence Southeasterly along a curve to the left having a radius of 70.3 feet a distance of 101.4 feet to the true point of beginning.

SCHEDULE 2
TO CONSTRUCTION RIDER
PROJECT BUDGET
[REDACTED*]

SCHEDULE 3
TO CONSTRUCTION RIDER
MAJOR EQUIPMENT CONTRACTS
[REDACTED*]

EXHIBIT H
PLEDGE AGREEMENT
See Attached

Exhibit H

Axis Credit Agreement Disclosure Schedules

Schedule 9.6
Litigation and Contingent Liabilities
None.

Schedule 9.8
Equity Ownership; Subsidiaries
Axis, LLC:

Owner:	Percentage:	Number of Units:
ARI Component Venture, LLC	50%	50 units
ASF-Keystone, Inc.	50%	50 units
No pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party, other than as set forth in the operating agreement of the Borrower, as amended from time to time to the extent not prohibited by the Credit Agreement.

Schedule 9.16
Insurance
Please See Attached Insurance Certificates

Schedule 9.17
Real Property
Owned:
Axis, LLC
705 Jones Road
Highway 358
Paragould, AR 72450
Leased: None.

Schedule 9.21
Labor Matters
None.

Schedule 11.1
Existing Debt
None.

Schedule 11.2
Existing Liens
None.

Schedule 11.7
Transactions with Affiliates
1. Purchase and Sale Agreement for LLC Members Covering Railcar Axles, dated July 2, 2007, by and between Axle Manufacturing, LLC (“Seller”) and American Railcar Industries, Inc. (“Buyer”).
2. Marketing Agreement, dated June 28, 2007, by and between Axle Manufacturing LLC (“Supplier”) and ASF-Keystone (“ASF”).

Schedule 11.11
Investments
None.

FIRST AMENDMENT TO CREDIT AGREEMENT
This First Amendment to Credit Agreement (this “Amendment”) is dated as of the 28 day of January, 2008, and is by and among LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its capacity as Administrative Agent for all Lenders, “Administrative Agent”), the undersigned Lenders and AXIS, LLC, a Delaware limited liability company (“Borrower”).
W I T N E S S E T H:
WHEREAS, Administrative Agent, Lenders and Borrower are parties to that certain Credit Agreement, dated as of December 28, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement);
WHEREAS, Borrower has requested that Administrative Agent and Lenders amend the Credit Agreement in certain respects as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendments to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 3 below and subject to the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a) Section 13.1.16 of the Credit Agreement is hereby amended by deleting the reference to “thirty (30) days” therein and inserting “sixty (60) days” in lieu thereof.
2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:
(a) Administrative Agent shall have received a fully-executed copy of this Amendment, together with the Consent and Reaffirmation of each Guarantor attached hereto and such other documents, agreements and instruments as Administrative Agent may require, each in form and substance reasonably acceptable to Administrative Agent;
(b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and

(c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.
3. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Administrative Agent and Lenders that:
(a) The execution, delivery and performance by Borrower of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary limited liability company action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Transaction Party, the certificate of formation and limited liability company agreement of Borrower or the certificate of incorporation or bylaws of either Guarantor, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Transaction Party or any of their property;
(b) Each of the Credit Agreement and the other Loan Documents, as amended by this Amendment and the documents and agreements contemplated thereby, are the legal, valid and binding obligation of the Transactions Parties which are parties thereto, enforceable against such Transaction Party, in accordance with its terms;
(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all materials respects as of such earlier date), shall be deemed fully incorporated herein by this reference, and shall have the same force and effect as if such had been made on and as of the date hereof.
(d) The Transaction Parties have performed all of their respective obligations under the Credit Agreement and the other Loan Documents to be performed by them on or before the date hereof and as of the date hereof, the Transaction Parties are in compliance with all applicable terms and provisions of the Credit Agreement and each of the other Loan Documents to be observed and performed by it and no Event of Default or Unmatured Event of Default has occurred and is continuing.
4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable (other than with respect to a material provision or term of this Amendment) shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5. References. Administrative Agent, Lenders and Borrower hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.
6. Release.
(a) In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Administrative Agent and Lenders and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
7. Counterparts. This Amendment may be executed in any number of counterparts, in original, facsimile or other authenticated electronic transmission, and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
8. Continued Effectiveness. Except as specifically set forth herein, the Credit Agreement and each of the other Loan Documents shall continue in full force and effect according to its terms.

9. Costs and Expenses. Borrower hereby agrees that all expenses incurred by Administrative Agent and Lenders in connection with the preparation, negotiation and closing of this Amendment and the transactions contemplated hereby, including without limitation reasonable attorneys’ fees and expenses, shall be part of the Obligations.
10. Binding Agreement. This Amendment shall be binding upon Borrower, Administrative Agent and Lenders and their respective successors and assigns.

IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.

AXIS, LLC, as Borrower

By:	/s/ James J. Unger

	Its:	Representative of the Executive Committee

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as the Issuing Lender and as a Lender

By:	/s/ Stefan Loeb

	Its:	Vice President

THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

By:	/s/ Angela Harmon

	Its:	Senior Director

FIRST BANK, as a Lender

By:	/s/ Edward L. Dehner

	Its:	Assistant Vice President

Signature Page to First Amendment to Credit Agreement

CONSENT AND REAFFIRMATION
The undersigned hereby (a) acknowledges receipt of a copy of the foregoing First Amendment to Credit Agreement (the “Amendment”); (b) consents to Borrower’s execution and delivery of the Amendment; (c) agrees to be bound by the Amendment; (d) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party; and (e) reaffirms that such Loan Documents shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Administrative Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

AMERICAN RAILCAR, INC.

By:	/s/ James J. Unger

	Its:	President and CEO

Consent and Reaffirmation to First Amendment to Credit Agreement

CONSENT AND REAFFIRMATION
The undersigned hereby (a) acknowledges receipt of a copy of the foregoing First Amendment to Credit Agreement (the “Amendment”); (b) consents to Borrower’s execution and delivery of the Amendment; (c) agrees to be bound by the Amendment; (d) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party; and (e) reaffirms that such Loan Documents shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Administrative Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

AMSTED INDUSTRIES, INCORPORATED

By:	/s/ Matt Hower

	Title:	Vice President — Treasurer

Consent and Reaffirmation to First Amendment to Credit Agreement

CONSENT, ASSUMPTION AND SECOND AMENDMENT
TO CREDIT AGREEMENT
This Consent, Assumption and Second Amendment to Credit Agreement (this “Amendment”) is dated as of the 29th day of February, 2008, and is by and among LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its capacity as a Lender, “LaSalle” and in its capacity as Administrative Agent for all Lenders, “Administrative Agent”), the undersigned Lenders, AXIS OPERATING COMPANY LLC, a Delaware limited liability company (“Borrower”) and AXIS, LLC, a Delaware limited liability company (“Old Borrower”).
W I T N E S S E T H:
WHEREAS, Administrative Agent, Lenders and Old Borrower are parties to that certain Credit Agreement dated as of December 28, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement);
WHEREAS, Old Borrower has advised Agent and Lenders that Old Borrower desires to establish Borrower as a Wholly-Owned Subsidiary of Old Borrower, which would otherwise be prohibited by Section 11.12 of the Credit Agreement;
WHEREAS, Old Borrower has further advised Administrative Agent and Lenders that Old Borrower desires, on the date hereof, to sell, transfer, convey and assign, subject in each case to the Liens and security interests in favor of Administrative Agent, all of Old Borrower’s right, title and interest in and to all of Old Borrower’s assets and liabilities (including without limitation, the Obligations) and that Borrower desires to assume and agree to pay, perform and discharge when due, all of Old Borrower’s liabilities (including without limitation, the Obligations) pursuant to that certain Assignment, Assumption and Bill of Sale dated as of February 29, 2008 by and between Borrower and Old Borrower (the “Purchase Agreement”), which transfers would otherwise be prohibited by Sections 11.5 and 15.14 of the Credit Agreement (collectively, the “Asset Transfer”); and
WHEREAS, Old Borrower has requested that Administrative Agent and Lenders (x) consent to (i) the creation of Borrower as a Wholly-Owned Subsidiary of Old Borrower and (ii) the Asset Transfer and (y) amend the Credit Agreement in certain respects as provided herein in connection with the transactions described herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Consent. In reliance upon the representations and warranties of Borrower set forth in Section 5 below and subject to the conditions to effectiveness set forth in Section 4 below, Administrative Agent and the Lenders hereby consent to (i) the creation of Borrower as a Wholly-Owned Subsidiary of Old Borrower and (ii) the consummation of the Asset Transfer on the date hereof and in accordance with the Purchase Agreement. Except as expressly set forth in this Amendment, the foregoing consents shall not constitute (x) modifications or alterations of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or (y) waivers, releases or limitations upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, thereunder.
2. Assumption of Obligations. Borrower is hereby made and hereby agrees that it is for all purposes hereafter and shall be party to, the Credit Agreement as the “Borrower”, and Borrower hereby agrees to be bound by the terms and conditions (including without limitation all of the representations and warranties and covenants) of each Loan Document to which “Borrower” is a party, including without limitation the Credit Agreement, as if Borrower were a direct signatory thereto as “Borrower”. In furtherance of the preceding sentence, and without limiting any provision of any Loan Document to which Borrower is now becoming a party as “Borrower”, and Borrower hereby agrees to be liable for the Loans and other Obligations, whether currently or hereafter outstanding.
3. Amendments to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 5 below and subject to the conditions to effectiveness set forth in Section 4 below, the Credit Agreement is hereby amended as follows:
(a) Each reference to “Axis, LLC” as Borrower is hereby deemed to be a reference to “AXIS Operating Company LLC”.
(b) The following new definitions are hereby added to Section 1.1 of the Credit Agreement as follows:
Holdings means Axis, LLC, a Delaware limited liability company.
Holdings Guarantee means the Guarantee dated as of February 29, 2008 delivered by Holdings to Administrative Agent.
Holdings Security Agreement means the Security Agreement dated as of February 29, 2008 by and between Holdings and Administrative Agent.
(c) The following definitions set forth in the Credit Agreement are hereby amended and restated in their entirety as follows:
Change of Control means the occurrence of any of the following events: (a) Guarantors shall cease to own and control, directly or indirectly at least 60% of the outstanding Capital Securities of Holdings; or (b) Holdings shall cease to directly own and control 100% of the outstanding Capital Securities of the Borrower; or (c) the Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary.

Collateral Documents means, collectively, the Security Agreement, the Holdings Security Agreement, each Mortgage, the Pledge Agreement, each Collateral Access Agreement, each control agreement and any other agreement or instrument pursuant to which Holdings, the Borrower, any Subsidiary, any Guarantor, or any other Person grants or purports to grant collateral to the Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.
Loan Documents means this Amendment, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the Collateral Documents, the Guarantees, the Holdings Guarantee, the Subordination Agreements (if any) and all documents, instruments and agreements delivered in connection with the foregoing.
Loan Party means Holdings, the Borrower and each Subsidiary.
Net Tax Benefit means (i) the total amount of reduction in the income tax liability of the members of Holdings realized as a result of any loss generated by Holdings and its Subsidiaries’ business during any prior tax year, assuming in such calculation that the full amount of such loss has been used to reduce such members’ gross income in the same tax year that such loss was generated by the Holdings and its Subsidiaries’ business, plus (ii) the amount by which (a) the aggregate amount of Tax Distributions made, based on good faith estimates, to such member in any such tax year is in Borrower’s audited financial statements delivered to Administrative Agent pursuant to Section 10.1.1; provided, that, to the extent that any loss is included in clause (i) above in calculating Net Tax Benefit then the amount to be used for such loss in clause (ii)(b) above in calculating the Net Tax Benefit shall be deemed to be zero dollars ($0).
Pledge Agreement means the Securities Pledge Agreement dated as of February 29, 2008 by and between Holdings and Administrative Agent.
Tax Distributions means, for any taxable year for which the Borrower and Holdings are each treated under the Code as a partnership for income tax purposes or disregarded under the Code as an entity separate from its owners for income tax purposes, dividend and/or distributions paid by the Borrower to Holdings and, in turn, by Holdings to its members in an amount not to exceed the product of (i) taxable income related to such members’ ownership interest in the Holdings multiplied by (ii) the highest combined net corporate federal and state income tax rate in any state in which any member resides which are applicable in such taxable year.

Transaction Party means each Loan Party and, until such time that the Guarantees shall have been terminated in accordance with their terms, each Guarantor.
(d) The definition “Pledgor” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.
(e) Clause (ii) of Section 11.4 of the Credit Agreement is hereby amended by deleting the phrase “to the holders of its Capital Securities” therein and inserting “to Holdings and Holdings may, in turn, make such distribution to the holders of its Capital Securities” in lieu thereof.
(f) Clause (iii) of Section 11.4 of the Credit Agreement is hereby amended by deleting the reference to “the Borrower” therein and inserting “the Borrower and Holdings” in lieu thereof.
(g) Section 11.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Section 11.7 Transactions with Affiliates.
Except as set forth on Schedule 11.7 and except for Supply Agreements entered into with owners of the Capital Securities of Holdings and/or their Affiliates, not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.
(h) Clause (a) of Section 11.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a) contributions by Holdings to the capital of the Borrower, by the Borrower to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its real and personal property, in each case in accordance with Section 11.10;
(i) Clause (i) of Section 11.14.2 of the Credit Agreement is hereby amended by deleting the reference therein to “Completion Date” and inserting “Closing Date” in lieu thereof.
(j) Section 11.16 of the Credit Agreement is hereby deleted in its entirety.

(k) Section 13.1.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:
13.1.16 Holding Company. Holdings shall conduct any business or any other activity, other than business activities directly related to (a) the maintenance of its existence as a holding company and (b) performance of its obligations under the Loan Documents to which Holdings is a party.
(l) Exhibit H to the Credit Agreement is hereby deleted in its entirety.
4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:
(a) Administrative Agent shall have received a fully-executed copy of this Amendment, together with the each of the additional documents, instruments and agreements listed on the Closing Checklist attached hereto as Exhibit A, each in form and substance reasonably acceptable to Administrative Agent, together with such other documents, agreements and instruments as Administrative Agent may require;
(b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and
(c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.
5. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, each of Borrower and Old Borrower hereby represents and warrants to Administrative Agent and Lenders that:
(a) The execution, delivery and performance by each of Borrower and Old Borrower of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary limited liability company action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Transaction Party, the certificate of formation and limited liability company agreement of Borrower or Old Borrower or the certificate of incorporation or bylaws of either Guarantor, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Transaction Party or any of their property;
(b) Each of the Credit Agreement and the other Loan Documents, as amended by this Amendment and the documents and agreements contemplated thereby, are the legal, valid and binding obligation of the Transactions Parties which are parties thereto, enforceable against such Transaction Party, in accordance with its terms;

(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all materials respects as of such earlier date), shall be deemed fully incorporated herein by this reference, and shall have the same force and effect as if such had been made on and as of the date hereof.
(d) The Transaction Parties have performed all of their respective obligations under the Credit Agreement and the other Loan Documents to be performed by them on or before the date hereof and as of the date hereof, the Transaction Parties are in compliance with all applicable terms and provisions of the Credit Agreement and each of the other Loan Documents to be observed and performed by it and no Event of Default or Unmatured Event of Default has occurred and is continuing.
6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable (other than with respect to a material provision or term of this Amendment) shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
7. References. Administrative Agent, Lenders and Borrower hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.
8. Release.
(a) In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Administrative Agent and Lenders and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
9. Counterparts. This Amendment may be executed in any number of counterparts, in original, facsimile or other authenticated electronic transmission, and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
10. Continued Effectiveness. Except as specifically set forth herein, the Credit Agreement and each of the other Loan Documents shall continue in full force and effect according to its terms.
11. Costs and Expenses. Each of Borrower and Old Borrower hereby agrees that all expenses incurred by Administrative Agent and Lenders in connection with the preparation, negotiation and closing of this Amendment and the transactions contemplated hereby, including without limitation reasonable attorneys’ fees and expenses, shall be part of the Obligations.
12. Binding Agreement. This Amendment shall be binding upon Borrower, Old Borrower, Administrative Agent and Lenders and their respective successors and assigns.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.

AXIS OPERATING COMPANY LLC, as Borrower

By:	/s/ Michael Obertop

	Its:	Secretary

AXIS, LLC, as Old Borrower

By:	/s/ James J. Unger

	Its:	Representative of the Executive Committee

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as the Issuing Lender and as a Lender

By:	/s/ Stefan Loeb

	Its:	Vice President

THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

By:	/s/ Angela Harmon

	Its:	Senior Director

FIRST BANK, as a Lender

By:	/s/ Edward L. Dehner

	Its:	Assistant Vice President

Signature Page to Consent, Assumption and Second Amendment to Credit Agreement

EXHIBIT A
See attached

CLOSING CHECKLIST
Secured Loans by
LaSalle Bank National Association, individually and as Agent, and certain other lenders
to
AXIS Operating Company LLC
Consent, Assumption and Second Amendment to Credit Agreement
Closing Date: February 29, 2008
I.	Parties
A.	LaSalle Bank National Association (“LaSalle” or “Agent”) 135 South LaSalle Street Chicago, Illinois 60603

B.	The CIT Group/Equipment Financing, Inc. (“CIT”) 30 South Wacker Drive, Suite 3000 Chicago, Illinois 60606

C.	First Bank (“First Bank”) 135 N. Meramec Clayton, Missouri 83105

D.	AXIS Operating Company LLC (“Borrower”) 705 Jones Road Highway 358 Paragould, Arkansas 72450

E.	Axis, LLC (“Holdings”) c/o American Railcar Industries, Inc. 100 Clark Street St. Charles, Missouri 63301

F.	American Railcar Industries, Inc. (“ARI”) 100 Clark Street St. Charles, Missouri 63301

G.	Amsted Industries Incorporated (“Amsted”) Two Prudential Plaza 180 N. Stetson St. Chicago, Illinois 60601

ARI and Amsted are hereinafter referred to individually as a “JV Guarantor” and collectively as the “JV Guarantors”.
II.	Counsel to Parties
A.	LaSalle and Agent:

Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd.
55 East Monroe Street, Suite 3300
Chicago, Illinois 60603
Attn: Joel F. Brown and Maria Hrvatin
Telephone: (312) 201-4000
Telecopy: (312) 332-2196

B.	Borrower, Amsted and Pledgor:

Schiff Hardin LLP 6600 Sears Tower Chicago, Illinois 60606 Attn: Andrew Kling and Brendan Kelly Telephone: (312) 258-5551 Telecopy: (312) 258-5600

C.	ARI:

Brown Rudnick Berlack Israels LLP One Financial Center Boston, Massachusetts 02111 Attn: Andrew Strehle Telephone: (617) 856-8569 Telecopy: (617) 856-8201
III.	Closing Documents
A.	Items to be delivered by, or pertaining to, Borrower:
1.	Consent, Assumption and First Amendment to Credit Agreement

2.	Amended and Restated $23,333,333.34 Note payable to LaSalle

3.	Amended and Restated $23,333,333.33 Note payable to CIT

4.	Amended and Restated $23,333,333.33 Note payable to First Bank

5.	Amended and Restated Security Agreement

6.	UCC financing statements showing Borrower as debtor and Agent as secured party (listed on Exhibit A)

7.	Items with respect to insurance:
a)	Certificates of insurance with respect to Borrower’s property, vehicle and machinery insurance policies, showing LaSalle as Agent, as certificate holder and loss payee

b)	Certificates of insurance with respect to Borrower’s liability and other third party insurance policies, showing LaSalle as Agent, as certificate holder and as an additional insured party

c)	Assignment of Business Interruption Policy as Collateral Security
8.	Amended and Restated Fee Letter

9.	Certificates of Good Standing (listed on Exhibit B)

10.	Secretary’s Certificate as to:
a)	Certificate of Formation, certified by the Secretary of State of the State of Delaware

b)	Operating Agreement

c)	Resolutions of Board of Directors

d)	Incumbency of Officers
B.	Items to be delivered by, or pertaining to, Holdings:
1.	Guaranty

2.	Security Agreement

3.	Securities Pledge Agreement

4.	Secretary’s Certificate as to:
a)	Certificate of Formation, certified by the Secretary of State of the State of Delaware

b)	Operating Agreement

c)	Resolutions of Executive Committee

d)	Incumbency of Officers
5.	Certificates of Good Standing (listed on Exhibit B)
C.	Items to be delivered by, or pertaining to, each JV Guarantor:
1.	Consent, Amendment and Reaffirmation of Guaranty
D.	Documents Pertaining to Asset Transfer from Holdings to Borrower
1.	Purchase and Sale Agreement

2.	Assignment, Assumption, and Bill of Sale

3.	Limited Liability Company Deed

4.	Consents re Assignment of Equipment Contracts

5.	Assumption of Mortgage

6.	[Others]
E.	Other Items:
1.	Pre-Closing UCC and other Public Record Searches

2.	Opinion of Schiff Hardin LLP re Loan Documents (covering Borrower and Holdings)
F.	Post-closing Items:
1.	Post-Filing Searches

2.	Certified copies of insurance policies

EXHIBIT A
UCC FINANCING STATEMENTS

Debtor	Jurisdiction	Filing Office

Borrower	Delaware	Secretary of State

Borrower	Arkansas, Greene County	Greene County Clerk of Circuit Court (fixture filing)

EXHIBIT B
GOOD STANDING CERTIFICATES

Debtor	Jurisdiction	Foreign Qualifications

Borrower	Delaware	Arkansas

Holdings	Delaware	Arkansas

THIRD AMENDMENT TO CREDIT AGREEMENT
This Third Amendment to Credit Agreement (this “Amendment”) is dated as of the 31 day of March, 2008, and is by and among LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its capacity as Administrative Agent for all Lenders, “Administrative Agent”), the undersigned Lenders and AXIS OPERATING COMPANY LLC, a Delaware limited liability company (“Borrower”).
W I T N E S S E T H:
WHEREAS, Administrative Agent, Lenders and Borrower are parties to that certain Credit Agreement, dated as of December 28, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement);
WHEREAS, Borrower has requested that Administrative Agent and Lenders amend the Credit Agreement in certain respects as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendments to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 3 below and subject to the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a) Section 13.1.15 of the Credit Agreement is hereby amended by deleting the reference to “March 31, 2008” therein and inserting “April 7, 2008” in lieu thereof.
(b) The Legal Description of the Land in Schedule 1 to the Construction Rider to Credit Agreement attached as Exhibit G to the Credit Agreement (the “Rider”) is hereby deleted and replaced in its entirety with the Legal Description attached hereto.
(c) The Project Budget in Schedule 2 to the Rider is hereby deleted and replaced in its entirety with the Project Budget attached hereto.
2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:
(a) Administrative Agent shall have received a fully-executed copy of this Amendment, together with the Consent and Reaffirmation of each Guarantor attached hereto and such other documents, agreements and instruments as Administrative Agent may require, each in form and substance reasonably acceptable to Administrative Agent;

(b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and
(c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.
3. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Administrative Agent and Lenders that:
(a) The execution, delivery and performance by Borrower of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary limited liability company action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Transaction Party, the certificate of formation and limited liability company agreement of Borrower or the certificate of incorporation or bylaws of either Guarantor, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Transaction Party or any of their property;
(b) Each of the Credit Agreement and the other Loan Documents, as amended by this Amendment and the documents and agreements contemplated thereby, are the legal, valid and binding obligation of the Transactions Parties which are parties thereto, enforceable against such Transaction Party, in accordance with its terms;
(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all materials respects as of such earlier date), shall be deemed fully incorporated herein by this reference, and shall have the same force and effect as if such had been made on and as of the date hereof.
(d) The Transaction Parties have performed all of their respective obligations under the Credit Agreement and the other Loan Documents to be performed by them on or before the date hereof and as of the date hereof, the Transaction Parties are in compliance with all applicable terms and provisions of the Credit Agreement and each of the other Loan Documents to be observed and performed by it and no Event of Default or Unmatured Event of Default has occurred and is continuing.

4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable (other than with respect to a material provision or term of this Amendment) shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
5. References. Administrative Agent, Lenders and Borrower hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.
6. Release.
(a) In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Administrative Agent and Lenders and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
7. Counterparts. This Amendment may be executed in any number of counterparts, in original, facsimile or other authenticated electronic transmission, and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

8. Continued Effectiveness. Except as specifically set forth herein, the Credit Agreement and each of the other Loan Documents shall continue in full force and effect according to its terms.
9. Costs and Expenses. Borrower hereby agrees that all expenses incurred by Administrative Agent and Lenders in connection with the preparation, negotiation and closing of this Amendment and the transactions contemplated hereby, including without limitation reasonable attorneys’ fees and expenses, shall be part of the Obligations.
10. Binding Agreement. This Amendment shall be binding upon Borrower, Administrative Agent and Lenders and their respective successors and assigns.

IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.

AXIS OPERATING COMPANY, LLC, as Borrower

By:	/s/ James J. Unger

	Its:	Director

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as the Issuing Lender and as a Lender

By:	/s/ Stefan Loeb

	Its:	Vice President

THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

By:	/s/ Carrie Stead

	Its:	Senior Vice President

FIRST BANK, as a Lender

By:	/s/ Edward L. Dehner

	Its:	Vice President

Signature Page to Third Amendment to Credit Agreement

SCHEDULE 1
TO CONSTRUCTION RIDER
LEGAL DESCRIPTION OF THE LAND
Greene County, Arkansas:
That part of Section 7, Township 16 North, Range 6 East, described as follows: Beginning at the Southeast corner of the SW 1/4 SW 1/4 of said Section 7, run thence N 89° 40’ W 159.7 feet to the true point of beginning, run thence Northerly along a curve to the left having a radius of 70.3 feet a distance of 110.1 feet, run thence N 0° 34’ E 47.9 feet, run thence Northeasterly along a curve to the right having a radius of 40.5 feet a distance of 9.9 feet, run thence N 14° 38’ E 183.2 feet, run thence Northerly along a curve to the left having a radius of 58.4 feet a distance of 14.9 feet, run thence N 0° 01’ E 288.6 feet, run thence Northwesterly along a curve to the left having a radius of 750.0 feet a distance of 186.3 feet, run thence Northwesterly along a curve to the left having a radius of 71.0 feet a distance of 81.4 feet, run thence Westerly along a curve to the left having radius of 750.0 feet a distance of 154.4 feet, run thence S 88° 40’ W 91.5 feet, run thence Southerly along a curve to the left having a radius of 59.6 feet a distance of 94.0 feet, run thence S 1° 43’ E 411.4 feet, run thence Easterly along a curve to the left having a radius of 6.1 feet a distance of 9.0 feet, run thence S 88° 46’ E 13.9 feet, run thence S 1° 53’ E 374.0 feet, run thence S 89° 40’ E 218.0 feet to the true point of beginning, containing 6.72 acres, more or less, SUBJECT to the right-of-way of Highway 358 off the South side thereof and all utility easements.
EASEMENT TRACT I: ALSO AN EASEMENT FOR INGRESS AND EGRESS OVER AND ACROSS THE FOLLOWING DESCRIBED LANDS IN GREENE COUNTY, ARKANSAS, TO-WIT:
That part of Section 7, Township 16 North, Range 6 East, described as follows: Beginning at the Southeast corner of the SW 1/4 SW 1/4 of said Section 7, run thence N 89° 40’ W 4.4 feet to the true point of beginning, run thence N 89° 40’ W 155.3 feet, run thence Northerly along a curve to the left having a radius of 70.3 feet a distance of 110.1 feet, run thence N 0° 34’ E 47.9 feet, run thence Northeasterly along a curve to the right having a radius of 40.5 feet a distance of 9.9 feet, run thence N 14° 38’ E 183.2 feet, run thence Northerly along a curve to the left having a radius of 58.4 feet a distance of 14.9 feet, run thence N 0° 01’ E 288.6 feet, run thence Northwesterly along a curve to the left having a radius of 750.0 feet a distance of 186.3 feet, run thence Northwesterly along a curve to the left having a radius of 71.0 feet a distance of 81.4 feet, run thence Westerly along a curve to the left having a radius of 750.0 feet a distance of 154.4 feet, run thence N 1° 20’ W 24.0 feet, run thence N 88° 44’ E 218.1 feet, run thence Southerly along a curve to the right having a radius of 39.1 feet a distance of 62.3 feet, run thence S 0° 01’ W 526.1 feet, run thence Southwesterly along a curve to the right having a radius of 82.4 feet a distance of 21.0 feet, run thence S 14° 38’ W 183.2 feet, run thence Southerly along a curve to the left having a radius of 16.5 feet a distance of 4.1 feet, run thence S 0° 34’ W 47.9 feet, run thence Southeasterly along a curve to the left having a radius of 70.3 feet a distance of 101.4 feet to the true point of beginning.

EASEMENT TRACT II: ALSO A RAIL EASEMENT OVER AND ACROSS THE FOLLOWING DESCRIBED LANDS IN GREENE COUNTY, ARKANSAS, TO-WIT:
That part of the South Half of the Northeast Quarter of Section 12, Township 16 North, Range 5 East, AND that part of the Southwest Quarter of the Northwest Quarter of Section 7, Township 16 North, Range 6 East, described as follows: Beginning at the Southwest corner of said SW1/4 NW1/4, run thence S0°05’E 45.1 feet, run thence N40°34’W 246.2 feet, run thence N47°43’W 503.4 feet, run thence Northwesterly along a curve to the right having a radius of 653.2 feet a distance of 337.7 feet to the existing East right-of-way of the railroad, run thence N26°59’E along said right-of-way 73.8 feet, run thence Southeasterly along a curve to the left having a radius of 603.2 feet a distance of 364.0 feet, run thence S47°43’E 506.5 feet, run thence S40°34’E 232.2 feet, run thence S89°01’W 26.9 feet to the true point of beginning.
EASEMENT TRACT III: ALSO A RAIL EASEMENT OVER AND ACROSS THE FOLLOWING DESCRIBED LANDS IN GREENE COUNTY, ARKANSAS, TO-WIT:
That part of the Northwest Quarter of the Southwest Quarter AND that part of the Southwest Quarter of the Southwest Quarter of Section 7, Township 16 North, Range 6 East, described as follows: Beginning at the Northwest corner of said NW1/4 SW1/4, run thence S0°05’E 45.1 feet, run thence S40°34’E 43.9 feet, run thence Southeasterly along a curve to the right having a radius of 653.0 feet a distance of 461.4 feet, run thence S0°05’E 600.7 feet, run thence Southeasterly along a curve to the left having a radius of 225.0 feet a distance of 244.3 feet, run thence S62°19’E 278.3 feet, run thence Southeasterly along a curve to the right having a radius of 125.0 feet a distance of 133.1 feet, run thence S8°01’E 55.1 feet, run thence Southeasterly along a curve to the right having a radius of 189.5 feet a distance of 188.3 feet, run thence S70°08’E 127.9 feet, run thence S62°54’E 40.0 feet, run thence Southeasterly along a curve to the right having a radius of 125.0 feet a distance of 55.5 feet, run thence Northeasterly along a curve to the right having a radius of 59.6 feet a distance of 64.2 feet, run thence N88°40’E 91.5 feet, run thence Easterly along a curve to the right having a radius of 750.0 feet a distance of 55.1 feet, run thence Northwesterly along a curve to the left having a radius of 175.0 feet a distance of 140.3 feet, run thence N84°02’W 150.4 feet, run thence Northwesterly along a curve to the right having a radius of 175.0 feet a distance of 20.7 feet, run thence N77°15’W 65.6 feet, run thence N69°39’W 27.9 feet, run thence Northwesterly along a curve to the right having a radius of 135.8 feet a distance of 32.5 feet, run thence N89°59’W 1.4 feet, run thence N0°23’W 1.0 feet, run thence Northwesterly along a curve to the right having a radius of 135.8 feet a distance of 101.3 feet, run thence N8°01’W 51.9 feet, run thence Northwesterly along a curve to the right having a radius of 175.0 feet a distance of 183.2 feet, run thence N62°19’W 278.3 feet, run thence Northwesterly along a curve to the right having a radius of 175.0 feet a distance of 190.0 feet, run thence N0°05’W 600.7 feet, run thence Northwesterly along a curve to the left having a radius of 703.0 feet a distance of 496.7 feet, run thence N40°34’W 61.0 feet, run thence S89°01’W 26.9 feet to the true point of beginning.

EASEMENT TRACT IV: ALSO A UTILITY EASEMENT OVER, UNDER, ACROSS AND THROUGH THE FOLLOWING DESCRIBED LANDS IN GREENE COUNTY, ARKANSAS, TO-WIT:
That part of Section 7, Township 16 North, Range 6 East, described as follows: Beginning at the Southeast corner the SW 1/4 SW 1/4 of said Section 7, run thence North 89 degrees 40 minutes West 622.5 feet, run thence North 0 degrees 04 minutes West 350.03 feet, run thence North 0 degrees 24 minutes West 549.1 feet to the true point of beginning, run thence North 0 degrees 24 minutes West 20.0 feet, run thence North 88 degrees 15 minutes East 458.5 feet, run thence Southeasterly along a curve to the right having a radius of 50.0 feet a distance of 83.1 feet, run thence South 1 degrees 45 minutes East 39.1 feet, run thence Northwesterly along a curve to the left having a radius of 750.0 feet a distance of 20.4 feet, run thence North 1 degrees 45 minutes West 35.3 feet, run thence Northwesterly along a curve to the left having a radius of 30.0 feet a distance of 51.6 feet, run thence South 88 degrees 15 minutes West 459.0 feet to the true point of beginning.

SCHEDULE 2
TO CONSTRUCTION RIDER
PROJECT BUDGET
[REDACTED*]

CONSENT AND REAFFIRMATION
The undersigned hereby (a) acknowledges receipt of a copy of the foregoing Third Amendment to Credit Agreement (the “Amendment”); (b) consents to Borrower’s execution and delivery of the Amendment; (c) agrees to be bound by the Amendment; (d) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party; and (e) reaffirms that such Loan Documents shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Administrative Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

AMERICAN RAILCAR, INC.

By:	/s/ James J. Unger

	Its:	President and CEO

Consent and Reaffirmation to Third Amendment to Credit Agreement

CONSENT AND REAFFIRMATION
The undersigned hereby (a) acknowledges receipt of a copy of the foregoing Third Amendment to Credit Agreement (the “Amendment”); (b) consents to Borrower’s execution and delivery of the Amendment; (c) agrees to be bound by the Amendment; (d) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party; and (e) reaffirms that such Loan Documents shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Administrative Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

AMSTED INDUSTRIES, INCORPORATED

By:	/s/ Matt Hower

	Title:	Vice President — Treasurer

Consent and Reaffirmation to Third Amendment to Credit Agreement

CONSENT AND REAFFIRMATION
The undersigned hereby (a) acknowledges receipt of a copy of the foregoing Third Amendment to Credit Agreement (the “Amendment”); (b) consents to Borrower’s execution and delivery of the Amendment; (c) agrees to be bound by the Amendment; (d) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party; and (e) reaffirms that such Loan Documents shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Administrative Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

AXIS, LLC

By:	/s/ James J. Unger

	Title:	Representative of the Executive Committee

Consent and Reaffirmation to Third Amendment to Credit Agreement

Execution Copy
FOURTH AMENDMENT TO CREDIT AGREEMENT
This Fourth Amendment to Credit Agreement (this “Amendment”) is dated as of the 5th day of August, 2009, and is by and among ARI Component Venture LLC, a Delaware limited liability company (in its capacity as Co-Administrative Agent for all Lenders, “ARI Co-Administrative Agent”), ASF-Keystone, Inc., a Delaware corporation (in its capacity as Co-Administrative Agent for all Lenders, “Amsted Co-Administrative Agent” and, together with ARI Co-Administrative Agent, collectively, the “Administrative Agent”), the undersigned Lenders and Axis Operating Company LLC, a Delaware limited liability company (“Borrower”).
W I T N E S S E T H:
WHEREAS, immediately prior to giving effect to the Assignment Transactions referenced below, Bank of America, N.A., a national banking association, successor by merger to LaSalle Bank National Association (in its capacity as Administrative Agent for the Prior Lenders, “Prior Administrative Agent”), the Prior Lenders referred to below and Borrower were parties to that certain Credit Agreement, dated as of December 28, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement);
WHEREAS, on the date hereof, immediately before giving effect hereto, the Administrative Agent, the Lenders and the Borrower entered into (i) that certain Master Assignment Agreement, dated as of August 5, 2009 (the “Master Assignment”), by and among the Prior Administrative Agent, Bank of America, N.A., The CIT Group/Equipment Financing, Inc. and First Bank (collectively, the “Prior Lenders”), Amsted Industries Incorporated and American Railcar Industries, Inc. (collectively, the “Guarantors”), ARI Component Venture LLC, a Delaware limited liability company (in its capacity as a Lender, the “ARI Lender”), ASF-Keystone, Inc., a Delaware corporation (in its capacity as a Lender, the “Amsted Lender” and, together with ARI Lender, the “New Lenders”), and the Borrower pursuant to which, among other things, the Prior Lenders assigned 100% of the Loans and their rights under the Loan Documents to the New Lenders; and (ii) that certain Agreement Regarding Agency Resignation, Appointment and Acceptance, dated as of August 5, 2009 (the “Agency Agreement”; the transactions contemplated by the Master Assignment and the Agency Agreement are referred to herein, collectively, as the “Assignment Transactions”), by and among the Prior Administrative Agent, the ARI Co-Administrative Agent, the Amsted Co-Administrative Agent and the Borrower, pursuant to which, among other things, the Prior Administrative Agent resigned as Administrative Agent under the Credit Agreement and ARI Co-Administrative Agent and the Amsted Co-Administrative Agent were appointed, collectively, as Administrative Agent for the Lenders under the Credit Agreement; and
WHEREAS, Borrower has requested that Administrative Agent and Lenders amend the Credit Agreement in certain respects as provided herein;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a) Section 1.1 of the Credit Agreement is amended by adding, or amending and restating, as applicable, the following defined terms:
Assignment Effective Date means August 5, 2009.
Base Rate Margin means, for any date of determination, 2.50% per annum.
Borrowing Base means an amount equal to the total of (a) 85% of the unpaid amount (net of such reserves and allowances, in each case following the Construction Period, as the Administrative Agent deems necessary in its reasonable discretion) of all Eligible Accounts plus (b) 65% of the value of all Eligible Inventory valued at the lower of cost or market (net of such reserves and allowances, in each case following the Construction Period, as the Administrative Agent deems necessary in its reasonable discretion); provided, that prior to December 31, 2010, the Borrowing Base shall not be less than $3,000,000. Absent (i) circumstances that the Administrative Agent deems exigent in its sole discretion or (ii) circumstances relating directly to Accounts and/or Inventory, the Administrative Agent shall give the Borrower not less than 3 Business Days’ prior notice before instituting any such new reserve.
EBITDA means, for any period, Consolidated Net Income for such period plus capital contributions made by members of Holdings to Holdings during such period to the extent Holdings makes capital contributions to the Borrower during such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period.
L/C Fee Rate means, for any date of determination, 4.75% per annum.
LIBOR Margin means, for any date of determination, 4.75% per annum.
Non-Use Fee Rate – means 0.50% per annum.
Swing Line Lender means, collectively, the Lenders.
(b) The last sentence of Section 2.1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Commitments of the Lenders to make Term Loans shall expire on December 31, 2010.”
(c) A new sentence is added to the end of Section 2.1.3 of the Credit Agreement as follows:
“Notwithstanding the foregoing or any other provision of this Agreement, on and after the Assignment Effective Date, the Issuing Lender shall have no obligation to issue Letters of Credit.”

(d) Section 4.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the greater of (i) 7.75% or (ii) the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and”
(e) Section 4.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the greater of (i) 7.75% or (ii) the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect; and”
(f) Section 4.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) Notwithstanding any provision of this Agreement or the other Loan Documents, so long as no Event of Default is then in existence, during the period from the Closing Date to December 31, 2010 Borrower may elect, in its sole discretion, to satisfy any interest due and payable pursuant to this Section 4.2 by increasing the outstanding principal amount of the Term Loan by the amount of interest otherwise due and payable in cash during such period.”
(g) With respect to Section 5.3 of the Credit Agreement, the Administrative Agent confirms that there is no Agent Fee Letter in effect and that therefore the Borrower does not have any payment obligations under Section 5.3 of the Credit Agreement.
(h) Section 6.4.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“6.4.2. Term Loans. The Term Loan shall be paid in twenty-two (22) equal installments, based on the outstanding principal amount of the Term Loan on December 31, 2010, commencing on the last day of the first Fiscal Quarter thereafter and continuing on the last day of each Fiscal Quarter thereafter. Unless sooner paid in full, the outstanding principal balance of the Term Loan shall be paid in full on the Term Loan Maturity Date.”
(i) The text of Sections 9.5, 10.10, 10.11, 10.12, 13.1.13, 13.1.14, 13.1.15 and 13.1.16 of the Credit Agreement are each hereby amended and restated in their entirety as follows: “[Reserved]”
(j) Section 11.11(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(e) bank deposits in the ordinary course of business;”
(k) Section 15.1 of the Credit Agreement is hereby amended to remove the following parenthetical therefrom: “(except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin as provided for in this Agreement).”
(l) Annex A, Annex B and Exhibit A to the Credit Agreement are each hereby amended and restated in their entirety as set forth on Annex A, Annex B and Exhibit A attached hereto.
2. Release of ARI and Amsted Guarantees. In consideration of the Assignment Transactions and the amendments to the Credit Agreement made in Section 1 hereof, the parties hereto agree that the Guaranty Agreement, dated as December 28, 2007, by American Railcar, Inc., a Delaware corporation, in favor of the Administrative Agent for the benefit of the Lenders, and the Guaranty Agreement, dated as December 28, 2007, by Amsted Industries Incorporated, a Delaware corporation, in favor of the Administrative Agent for the benefit of the Lenders, are each hereby released, terminated and of no further force or effect, and neither American Railcar, Inc. nor Amsted Industries Incorporated shall be a Guarantor or Transaction Party under any Loan Document for any purpose.
3. Conditions to Effectiveness. This Amendment shall be effective as of the Assignment Effective Date immediately after consummation of the Assignment Transactions upon consummation of each of the following conditions:
(a) Administrative Agent shall have received a fully-executed copy of this Amendment, together with the Consent and Reaffirmation of the Guarantor attached hereto and such other documents, agreements and instruments as Administrative Agent may require, each in form and substance reasonably acceptable to Administrative Agent;
(b) Administrative Agent shall have received a fully-executed copy of the resolutions of the Executive Committee of the Guarantor and the Board of Directors of the Borrower in the form attached hereto as Exhibit B;
(c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Administrative Agent and its legal counsel;
(d) Administrative Agent shall have received, in form and substance acceptable to Administrative Agent, a Note in favor of each Lender in the forms attached hereto as Exhibit C reflecting the Pro Rata Shares of the Loans held by each such Lender set forth on Annex A attached hereto; and
(e) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.
4. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Administrative Agent and Lenders that:
(a) The execution, delivery and performance by Borrower of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its limited liability company power, have been duly authorized by all necessary limited liability company action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Transaction Party, the certificate of formation and limited liability company agreement of any Transaction Party, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Transaction Party or any of their property;
(b) Each of the Credit Agreement and the other Loan Documents, as amended by this Amendment and the documents and agreements contemplated thereby, are the legal, valid and binding obligation of the Transactions Parties which are parties thereto, enforceable against such Transaction Party, in accordance with its terms;
(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), shall be deemed fully incorporated herein by this reference, and shall have the same force and effect as if such had been made on and as of the date hereof.
(d) The Transaction Parties have performed all of their respective obligations under the Credit Agreement and the other Loan Documents to be performed by them on or before the date hereof and as of the date hereof, the Transaction Parties are in compliance with all applicable terms and provisions of the Credit Agreement and each of the other Loan Documents to be observed and performed by it and no Event of Default or Unmatured Event of Default has occurred and is continuing.
5. No Default; Waiver. For the avoidance of doubt, the parties hereto agree that the Acceptance Date and the Completion Date occurred on June 26, 2009. Furthermore the parties hereto agree that to the extent the Prior Administrative Agent or any Prior Lender gave notice of or otherwise declared an Event of Default to be in existence under the Credit Agreement, including without limitation, pursuant to that certain letter dated June 16, 2009 from the Administrative Agent to the Company, the parties hereto agree such Events of Default are hereby waived.
6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable (other than with respect to a material provision or term of this Amendment) shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
7. References. Administrative Agent, Lenders and Borrower hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.
8. Counterparts. This Amendment may be executed in any number of counterparts, in original, facsimile or other authenticated electronic transmission, and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

9. Continued Effectiveness. Except as specifically set forth herein, the Credit Agreement and each of the other Loan Documents shall continue in full force and effect according to its terms.
10. Costs and Expenses. Borrower hereby agrees that all expenses incurred by Administrative Agent and Lenders in connection with the preparation, negotiation and closing of this Amendment and the transactions contemplated hereby, including without limitation reasonable attorneys’ fees and expenses, shall be part of the Obligations.
11. Binding Agreement. This Amendment shall be binding upon Borrower, Administrative Agent and Lenders and their respective successors and assigns.
[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.

AXIS OPERATING COMPANY, LLC, as Borrower

By	/s/ James J. Unger

Its	Director

ARI COMPONENT VENTURE LLC, as co-Administrative Agent, as co-Issuing Lender and as a Lender

By	/s/ James J. Unger

Its	Manager

ASF-KEYSTONE, INC., as co-Administrative Agent, as co-Issuing Lender and as a Lender

By	/s/ John Worries

Its	President

Signature Page to Fourth Amendment to Credit Agreement

CONSENT AND REAFFIRMATION
The undersigned hereby (a) acknowledges receipt of a copy of the foregoing Fourth Amendment to Credit Agreement (the “Amendment”); (b) consents to Borrower’s execution and delivery of the Amendment; (c) agrees to be bound by the Amendment; (d) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party; and (e) reaffirms that such Loan Documents shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Administrative Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

AXIS, LLC

By:	/s/ James J. Unger

	Title:	Representative of the Executive Committee

Consent and Reaffirmation to Fourth Amendment to Credit Agreement

ANNEX A
LENDERS AND PRO RATA SHARES

	Revolving
	Commitment		Pro Rata	Term Loan
Lender	Amount		Share	Commitment	Pro Rata Share

ARI Component Venture, LLC	$5,000,000.00	*	50.0%	$30,000,000.00	50.0%
ASF-Keystone, Inc.	$5,000,000.00	*	50.0%	$30,000,000.00	50.0%
TOTALS	$10,000,000.00	**	100%	$60,000,000.00	100%

*/	Includes individual Swing Line Commitment Amount of $1,000,000.

**/	Includes aggregate Swing Line Commitment Amount of $2,000,000.

ANNEX A

ANNEX B
ADDRESSES FOR NOTICES
AXIS, LLC
AXIS OPERATING COMPANY, LLC
c/o American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: Michael Obertop
Telephone: (636) 940-6054
Facsimile: (636) 940-5032
ARI COMPONENT VENTURE LLC, as co-Administrative Agent, co-Issuing Lender and a Lender
c/o American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: Michael Obertop
Telephone: (636) 940-6054
Facsimile: (636) 940-5032
ASF-KEYSTONE, INC., as co-Administrative Agent, co-Issuing Lender and a Lender
c/o Amsted Industries Incorporated
180 North Stetson Street
Chicago, Illinois 60601
Attention: Matthew Hower
Telephone: (312) 819-8500
Facsimile: (877) 325-3906

Annex A

EXHIBIT A
FORM OF
NOTE

[date]
$	Chicago, Illinois
The undersigned, for value received, promises to pay to the order of  _____  (the “Lender”) at the location from time to time designated by it, the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.
The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.
This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.
This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

AXIS OPERATING COMPANY, LLC

By:

Title:

EXHIBIT B
RESOLUTIONS
(see attached)

EXHBIT C
NOTES
(see attached)

NOTE

August 5, 2009
$35,000,000.00	Chicago, Illinois
The undersigned, for value received, promises to pay to the order of ARI Component Venture LLC, a Delaware limited liability company (the “Lender”), at the location from time to time designated by it, Illinois the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.
The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.
This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.
This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

AXIS OPERATING COMPANY, LLC

By:	/s/ James J. Unger

	Title:	Director

NOTE

August 5, 2009
$35,000,000.00	Chicago, Illinois
The undersigned, for value received, promises to pay to the order of ASF-Keystone, Inc., a Delaware corporation (the “Lender”), at the location from time to time designated by it, the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.
The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.
This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of December 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.
This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

AXIS OPERATING COMPANY, LLC

By:	/s/ James J. Unger

	Title:	Director